Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-260330

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED APRIL 18, 2022.

Prospectus Supplement

(to Prospectus dated October 18, 2021)

US$

TSMC Arizona Corporation

US$                         % Notes due 20

US$                         % Notes due 20

US$                         % Notes due 20

US$                         % Notes due 20

Unconditionally and Irrevocably Guaranteed by

Taiwan Semiconductor Manufacturing Company Limited

TSMC Arizona Corporation, the Issuer, is offering US$                 in aggregate principal amount of its         % notes due 20    , which we refer to as the 20     Notes, US$                 in aggregate principal amount of its         % notes due 20    , which we refer to as the 20     Notes, US$                 in aggregate principal amount of its         % notes due 20    , which we refer to as the 20     Notes, and US$                 in aggregate principal amount of its         % notes due 20    , which we refer to as the 20     Notes and, together with the 20     Notes, the 20     Notes and the 20     Notes, the Notes. Interest on the Notes will accrue from             , 2022, and be payable semi-annually in arrears on                  and                  of each year, beginning on             , 2022, until redemption or maturity. The 20     Notes will mature on             , the 20     Notes will mature on                 , the 20     Notes will mature on                 , and the 20     Notes will mature on                 .

The Issuer may, at its option, redeem the Notes, of either series, at any time, in whole or in part, at the redemption prices set forth under “Description of the Notes and the Guarantees.” The Issuer may also redeem the Notes, of either series, in whole but not in part, upon the occurrence of certain events related to tax law.

The Notes will be issued only in registered form in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

The Notes will constitute senior unsecured obligations of the Issuer and will rank at least equally with all other present and future senior unsecured obligations of the Issuer, except as may be required by mandatory provisions of law.

Taiwan Semiconductor Manufacturing Company Limited, or the Guarantor, will fully, unconditionally and irrevocably guarantee the full and prompt payment of all amounts payable by the Issuer in respect of each series of the Notes pursuant to the guarantees, which we refer to as the Guarantees. The Guarantees include, without limitation, guarantees of the redemption amount owing in the event the Issuer exercises its redemption rights. The Guarantees will constitute senior unsecured obligations of the Guarantor and will rank at least equally with all other present and future senior unsecured obligations of the Guarantor, except as may be required by mandatory provisions of law. See “Description of the Notes and the Guarantees” in this prospectus supplement for further information.

Investing in the Notes involves certain risks. See the “Risk Factors” beginning on page S-18 of this prospectus supplement.

	Public Offering Price(1)	Underwriting Discounts(2)	Proceeds to us(1)
Per 20 Note	%	%	%
Total	US$	US$	US$
Per 20 Note	%	%	%
Total	US$	US$	US$
Per 20 Note	%	%	%
Total	US$	US$	US$
Per 20 Note	%	%	%
Total	US$	US$	US$

(1)	Plus accrued interest, if any, from, 2022, if settlement occurs after that date.
(2)	The underwriters have agreed to pay for certain of our expenses in connection with this offering. See “Underwriting.”

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Approval in-principle has been received for the listing and quotation of the Notes on the Singapore Exchange Securities Trading Limited, or the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or information contained in this prospectus supplement. Approval in-principle granted by the SGX-ST for the listing of the Notes on the SGX-ST is not to be taken as an indication of the merits of the offering, us, any of our subsidiaries or affiliates or the Notes. Currently, there is no public trading market for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require.

The Notes are expected to be delivered in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank NV/SA and Clearstream Banking S.A on or about                 , 2022, which is the third business day following the date of this prospectus supplement. Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date.

Sole Global Coordinator and Bookrunner

Goldman Sachs & Co. LLC

Other Joint Bookrunners

J.P. Morgan	Citigroup	Standard Chartered Bank

Prospectus Supplement dated                 , 2022.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not, and the underwriters are not, making an offer of the Notes in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriters to subscribe for and purchase, any of the Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

Notification under Section 309B of the Securities and Futures Act 2001 (the “SFA”): The Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated October 18, 2021, included in the registration statement on Form F-3 (No. 333-260330), which provides more general information. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the accompanying prospectus as updated through incorporation by reference.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:

•	“board” and “board of directors” are to TSMC Limited’s board of directors, unless otherwise stated;

•	“China” and the “PRC” are to the People’s Republic of China;

•	“director(s)” are to member(s) of the TSMC Limited board, unless otherwise stated;

•	“DTC” are to The Depository Trust Company, the central book-entry clearing and settlement system for the Notes;

•	“Exchange Act” are to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	“foreign private issuer” are to such term as defined in Rule 3b-4 under the Exchange Act;

•	“Guarantor” is to Taiwan Semiconductor Manufacturing Company Limited, unless the context otherwise requires;

•

“IFRSs” are to, collectively, the International Financial Reporting Standards, International Accounting Standards, IFRIC Interpretations and SIC Interpretations issued by the International Accounting Standards Board;

•	“NYSE” are to the New York Stock Exchange;

•	“NT$” and “NT dollar” are to the legal currency of the R.O.C.;

•	“R.O.C.” and “Taiwan” are references to the Republic of China;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Securities Act” are to the United States Securities Act of 1933, as amended;

•	“Taiwan IFRSs” are to, collectively, the IFRSs endorsed and issued into effect by the R.O.C. Financial Supervisory Commissions;

•	“TSMC,” “Company,” “Group,” “our company,” “we,” “our” or “us” are to Taiwan Semiconductor Manufacturing Company Limited and its consolidated subsidiaries, unless the context otherwise requires;

•	“TSMC Arizona” and “Issuer” are to TSMC Arizona Corporation, a corporation incorporated under the laws of the State of Arizona;

•	“TSMC Limited” are to Taiwan Semiconductor Manufacturing Company Limited, unless the context otherwise requires;

•	“U.S.,” “U.S.A.” or “United States” are to the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

•	“US$” or “U.S. dollar” are to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

Unless otherwise noted, for the convenience of the reader, all translations from NT dollars to U.S. dollars in this prospectus supplement were made at NT$27.74 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 30, 2021. On April 8, 2022, the exchange rate was NT$28.94 to US$1.00.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we operate. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “Safe Harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “future,” “aim,” “estimate,” “intend,” “seek,” “plan,” “believe,” “potential,” “continue,” “ongoing,” “target,” “guidance,” “is/are likely to” or other similar expressions.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement. Important factors that could cause those differences include, but are not limited to:

•	general local and global economic conditions;

•	the political stability of our local region;

•	outlook of the major and emerging end markets for our products, such as smartphones, high performance computing, internet of things, automotive electronics and digital consumer electronics;

•	the volatility of the semiconductor and electronics industry;

•	our ability to develop new technologies successfully and remain a technological leader;

•	the increased competition from other companies and our ability to retain and increase our market share;

•	overcapacity in the semiconductor industry;

•	our reliance on certain major customers;

•	the reliability of our information technology systems and resilience to any cyberattacks;

•	our ability to maintain control over expansion and facility modifications;

•	our ability to generate growth and profitability;

•	our ability to hire and retain qualified personnel;

•	our ability to acquire required equipment and supplies necessary to meet business needs;

•	our ability to protect our technologies, intellectual property rights and third-party licenses;

•	disruptive events, such as earthquakes or droughts;

•	the COVID-19 pandemic;

•	power and other utility shortages;

•	construction issues as we expand our capacity; and

•	fluctuations in foreign currency rates, in particular, any material appreciation of the NT dollar against the U.S. dollar, and our ability to manage such risks.

Forward-looking statements include, but are not limited to, statements regarding our strategy and future plans, future business condition and financial results, our capital expenditure plans, our capacity management plans, expectations as to the commercial production using 3-nanometer and more advanced technologies, technological upgrades, investment in research and development, future market demand, future regulatory or other developments in our industry, business expansion plans or new investments as well as business acquisitions and financing plans. If any one or more of the assumptions underlying the industry or market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made herein and are based on current expectations, assumptions, estimates and projections. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled “Risk Factors” and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Documents by Reference.”

Company Overview

We believe we are currently the world’s largest dedicated foundry in the semiconductor industry. As a foundry, we manufacture semiconductors using our manufacturing processes for our customers based on proprietary integrated circuit designs provided by them. We offer a comprehensive range of wafer fabrication processes, including processes to manufacture complementary metal oxide silicon (“CMOS”) logic, mixed-signal, radio frequency, embedded memory, bipolar complementary metal oxide silicon (which uses CMOS transistors in conjunction with bipolar junction transistor) mixed-signal and others. We also offer design, mask making, TSMC 3DFabricTM advanced packaging, and testing services. We produced 26 percent of the world semiconductor excluding memory output value in 2021, as compared to 24 percent in the previous year.

We count among our customers many of the world’s leading semiconductor companies, ranging from fabless semiconductor companies, system companies to integrated device manufacturers, including, but not limited to, Advanced Micro Devices, Inc., Broadcom Limited, Intel Corporation, MediaTek Inc., NVIDIA Corporation, NXP Semiconductors N.V., OmniVision Technology Inc., Qualcomm Inc., and Renesas Electronics Corporation.

Corporate Information

We were founded in 1987 as a joint venture among the R.O.C. government and other private investors and were incorporated in the R.O.C. as a company limited by shares on February 21, 1987. TSMC Limited’s common shares have been listed on the Taiwan Stock Exchange since September 5, 1994, and the American Depositary Shares (“ADS”) of TSMC Limited have been listed on the NYSE under the symbol “TSM” since October 8, 1997.

Our principal executive office is located at No. 8, Li-Hsin Road 6, Hsinchu Science Park, Hsinchu, Taiwan, Republic of China. Our telephone number at that address is (886-3) 563-6688. Our website is www.tsmc.com. Information contained on our website is not incorporated herein by reference and does not constitute part of this prospectus supplement.

The Issuer

TSMC Arizona, a corporation incorporated under the laws of the State of Arizona, U.S.A. in November 2020, or the Issuer, is a wholly-owned subsidiary of TSMC Limited. TSMC Arizona is expected to be primarily engaged in the manufacture and sale of integrated circuits. TSMC Arizona plans to spend approximately US$12 billion from 2021 to 2029 to build and operate an advanced semiconductor manufacturing facility, Fab 21, in the City of Phoenix area. Construction of the fab commenced in April 2021. TSMC Arizona targets to commence commercial production in 2024.

The summary balance sheet data of the Issuer set forth below as of March 31, 2022, has been derived from the Issuer’s financial statements which have been prepared and presented in accordance with the IFRSs endorsed and issued into effect by the R.O.C. Financial Supervisory Commission (collectively, “Taiwan-IFRSs”). Neither such data nor the format in which it is presented should be viewed as comparable to information prepared in accordance with IFRSs or generally accepted accounting principles elsewhere. Please see “—Summary of Certain Material Differences Between Taiwan-IFRSs and IFRSs” below.

As of March 31, 2022
(in US$ millions)
Balance Sheet Data
Working capital(1)	3,374
Property, plant and equipment	1,581
Total assets	5,185
Total liabilities	4,609

Note:

(1)	Working capital equals total current assets minus total current liabilities

Recent Developments

Offering of NT Dollar-Denominated Unsecured Corporate Bonds in the R.O.C.

TSMC Limited offered several NT dollar-denominated unsecured corporate bonds in the R.O.C. during January 2022 and March 2022. We intend to use the proceeds of these offerings to fund our capacity expansion plans.

The table below sets forth the recent NT dollar -denominated corporate bond offerings by TSMC Limited.

Offering date	Offering size (NT$ billion)	Interest rate (%)		Term (years)
January 12, 2022	2.1 3.3	0.63 0.72	% %	5 7
March 29, 2022	3.0 9.6 1.6	0.84 0.85 0.90	% % %	4.5 5 7

TSMC Limited Consolidated Financial Results for the First Quarter Ended March 31, 2022

On April 14, 2022, we announced our consolidated financial results for the first quarter ended March 31, 2022. The consolidated financial results set forth below for the three months ended March 31, 2021 and 2022, included in this prospectus supplement have not been audited or reviewed by our independent registered public accounting firm, Deloitte & Touche. The consolidated financial results set forth below for the three months ended March 31, 2021 and 2022, have been prepared and presented in accordance with Taiwan-IFRSs. Neither such data nor the format in which it is presented should be viewed as comparable to information prepared in accordance with IFRSs or generally accepted accounting principles elsewhere. Please see “—Summary of Certain Material Differences Between Taiwan-IFRSs and IFRSs” below.

Unless otherwise noted, all translations from NT dollars to U.S. dollars in this section titled “Recent Developments—TSMC Limited Consolidated Financial Results for the First Quarter Ended March 31, 2022” were made at NT$28.62 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 31, 2022.

Consolidated Statements of Profit or Loss and Other Comprehensive Income Data

	Three months ended March 31,
	2021	2022
	NT$	NT$	US$
	(in millions, except for earnings per share and per ADS)
Net revenue	362,410	491,076	17,158
Cost of revenue	(172,571)	(217,873)	(7,612)

Gross profit	189,839	273,203	9,546

Operating expenses
Research and development expenses	(30,756)	(36,048)	(1,260)
Sales, general and administrative expenses	(8,356)	(12,563)	(439)

Total operating expenses	(39,112)	(48,611)	(1,699)

Other operating income and expenses, net	(189)	(802)	(28)

Income from operations	150,538	223,790	7,819

Non-operating income and expenses
Share of profits of associates	1,267	1,726	60
Net interest income (expenses)	689	(467)	(16)
Other gains and losses	2,570	1,783	63

Total non-operating income and expenses, net	4,526	3,042	107

Income before income tax	155,064	226,832	7,926
Income tax expense	(15,325)	(23,959)	(837)

Net income	139,739	202,873	7,089
Other comprehensive income for the period, net of income tax	5,967	15,412	538

Total comprehensive income for the period	145,706	218,285	7,627

Net income attributable to shareholders of the parent	139,690	202,733	7,084
Net income attributable to non-controlling interests	49	140	5
Basic/Diluted earnings per share	5.39	7.82	0.27
Basic/Diluted earnings per ADS equivalent	26.94	39.09	1.37
Basic/Diluted weighted average shares outstanding	25,930	25,930	25,930

Consolidated Statements of Financial Position Data

	As of March 31, 2022
	NT$	US$
	(in millions)
Assets
Current assets
Cash and cash equivalents	1,151,590	40,237
Investments in marketable financial instruments	130,466	4,559
Accounts receivable	213,428	7,457
Inventories	200,119	6,992
Other current assets	26,635	931

Total current assets	1,722,238	60,176

Non-current assets
Long-term investments	45,737	1,598
Property, plant and equipment	2,104,331	73,527
Right-of-use, intangible and other non-current assets	120,371	4,206

Total non-current assets	2,270,439	79,331

Total assets	3,992,677	139,507

Liabilities and shareholders’ equity
Current liabilities
Short-term loans	144,551	5,051
Accounts payable	50,104	1,750
Payables to contractors and equipment suppliers	122,916	4,295
Cash dividends payable	142,617	4,983
Accrued expenses and other current liabilities	345,888	12,085
Current portion of bonds payable and bank loans	16,792	587

Total current liabilities	822,868	28,751

Non-current liabilities
Bonds payable	629,650	22,001
Other non-current liabilities	218,690	7,641

Total non-current liabilities	848,340	29,642

Total liabilities	1,671,208	58,393

Equity attributable to shareholders of the parent
Capital stock at par value	259,318	9,061
Capital surplus	65,215	2,279
Legal capital reserve	311,147	10,872
Special capital reserve	62,609	2,188
Unappropriated earnings	1,664,506	58,159
Treasury stock	(872)	(31)
Others	(47,493)	(1,660)

Equity attributable to shareholders of the parent	2,314,430	80,868
Non-controlling interests	7,039	246

Total shareholders’ equity	2,321,469	81,114

Total liabilities & shareholders’ equity	3,992,677	139,507

Consolidated Statements of Cash Flow Data

	Three months ended March 31, 2022
	NT$	US$
	(in millions)
Cash Flows from Operating Activities:
Income before income tax	226,832	7,926
Depreciation & amortization	111,102	3,882
Share of profits of associates	(1,726)	(60)
Income taxes paid	(642)	(23)
Changes in working capital & others	36,604	1,279

Net cash generated by operating activities	372,170	13,004

Cash Flows from Investing Activities:
Interest received	1,527	54
Acquisitions of:
Property, plant and equipment	(262,135)	(9,159)
Marketable financial instruments	(55,990)	(1,956)
Proceeds from disposal or redemption of:
Property, plant and equipment	609	21
Marketable financial instruments	29,254	1,022
Others	(1,339)	(47)

Net cash used in investing activities	(288,074)	(10,065)

Cash Flows from Financing Activities:
Increase in short-term loans	30,529	1,067
Proceeds from issuance of bonds	19,600	685
Interest paid	(1,104)	(39)
Cash dividends paid for common stock	(71,308)	(2,492)
Repurchase of treasury stock	(872)	(30)
Others	4,069	142

Net cash used in financing activities	(19,086)	(667)

Effect of exchange rate changes on cash and cash equivalents	21,590	754

Net increase in cash and cash equivalents	86,600	3,026
Cash and cash equivalents at beginning of period	1,064,990	37,211

Cash and cash equivalents at end of period	1,151,590	40,237

Other Consolidated Financial and Operating Data

	Three months ended March 31,
	2021	2022
	NT$	NT$	US$
	(in millions, except for percentages and operating data)
Other Consolidated Financial Data:
Gross margin	52.4%	55.6%	55.6%
Operating margin	41.5%	45.6%	45.6%
Net margin	38.6%	41.3%	41.3%
Capital expenditures	248,029	262,135	9,159
Depreciation and amortization	100,900	111,102	3,882
Net cash generated by operating activities	227,816	372,170	13,004
Net cash used in investing activities	(244,251)	(288,074)	(10,065)
Net cash generated by (used in) financing activities	14,618	(19,086)	(667)
Effect of exchange rate changes and others on cash and cash equivalents	6,374	21,590	754
Net increase in cash and cash equivalents	4,557	86,600	3,026
Operating Data:
Wafer (12-inch equivalent) shipment(1)	3,359	3,778	3,778

Note:

(1)	In thousands.

Discussion of the Financial Results for the First Quarter ended March 31, 2022

Net Revenue

Our net revenue in the three months ended March 31, 2022, increased by 35.5% from the corresponding period in 2021, which was mainly attributed to an increase in wafer shipments and average selling prices due to higher advanced technology (7-nanometer and below) revenue weighting, partially offset by an appreciation of the NT dollar against the U.S. dollar.

Gross Margin

Our gross margin fluctuates with the level of capacity utilization, price change, cost improvement, product mix and exchange rate, among other factors. Furthermore, our gross margin would be negatively impacted in the year when a new technology is introduced.

In the three months ended March 31, 2022, our gross margin increased to 55.6% of net revenue from 52.4% in the corresponding period in 2021, mainly as we continued to sell our value and improve cost.

Operating Expenses

Operating expenses comprise research and development expenses, general and administrative expenses and marketing expenses.

Operating expenses in the three months ended March 31, 2022, increased by NT$9,499 million, or 24.3%, from the corresponding period in 2021, mainly due to a higher level of research activities for 2-nanometer and 3-nanometer process technologies, as we continued to advance to smaller processing nodes, and higher employee profit sharing expenses due to higher net income.

Other Operating Income and Expenses, Net

Net other operating income and expenses in the three months ended March 31, 2022, decreased by NT$613 million from the corresponding period in 2021, mainly due to higher impairment loss on property, plant and equipment compared to the corresponding period in 2021.

Non-Operating Income and Expenses

Non-operating income and expenses in the three months ended March 31, 2022, decreased by NT$1,484 million, or 32.8%, from the corresponding period in 2021, mainly due to higher finance costs compared to the corresponding period in 2021.

Income Tax Expense

Income tax expenses increased by NT$8,634 million in the three months ended March 31, 2022, or 56.3%, compared to the corresponding period in 2021. The increase was mainly attributed to higher corporate income tax due to higher taxable income.

Summary of Certain Material Differences Between Taiwan-IFRSs and IFRSs

The unaudited and unreviewed consolidated financial results set forth in this prospectus supplement for the three months ended March 31, 2021 and 2022, and summary balance sheet data of the Issuer as of March 31, 2022, have been prepared and presented in accordance with Taiwan-IFRSs. Taiwan-IFRSs and IFRSs differ in certain significant respects. A brief description of certain significant differences between Taiwan-IFRSs and IFRSs is set forth below. The regulatory organizations that promulgate Taiwan-IFRSs and IFRSs have initiated ongoing projects that may affect future comparisons such as the comparison below. This summary does not and is not intended to provide a comprehensive listing of all existing or future differences between Taiwan-IFRSs and IFRSs, including those specifically related to TSMC Limited or to the industries in which it operates. No attempt has been made to identify future differences between Taiwan-IFRSs and IFRSs as a result of prescribed changes in accounting standards, or disclosure, presentation or classification differences that would affect the manner in which transactions and events are reflected in the financial statements of TSMC Limited or the notes thereto. Further, had TSMC Limited undertaken to identify the differences specifically affecting the financial statements presented in this prospectus supplement, other potentially significant differences which are not in the following summary may have come to its attention. Accordingly, there can be no assurance that this summary provides a complete description or quantifies the effects of all differences which may have a significant impact on TSMC Limited’s financial statements.

Summary of Certain Material Differences

Companies in the R.O.C. are subject to 5% surtax on unappropriated earnings. The difference between Taiwan-IFRSs and IFRSs is illustrated below:

Subject	Taiwan-IFRSs	IFRSs
Tax on unappropriated earnings	The tax on unappropriated earnings is recorded in the year the shareholders approved the appropriation of earnings.	The tax on unappropriated earnings should be accrued during the period the earnings arise and adjusted to the extent of the appropriations approved by the shareholders in the following year.

Effect of Adjustments to IFRSs

The below figures related to Adjustment to IFRSs and IFRSs have not been audited or reviewed by our independent auditors. After adjustments to IFRSs, the effects on TSMC Limited’s consolidated statements of financial position as of March 31, 2021 and 2022, the consolidated statements of profit or loss and other comprehensive income for the three months ended March 31, 2021 and 2022, are stated as follows:

Reconciliation of Consolidated Statements of Financial Position Data as of March 31, 2022

	Taiwan- IFRSs	Adjustments to IFRSs	IFRSs

	NT$ (in millions)
Investments accounted for using equity method	24,119.0	(276.0)	23,843.0

Total effect on assets		(276.0)

Income tax payable	87,693.1	19,943.2	107,636.3

Total effect on liabilities		19,943.2

Retained earnings	2,038,261.6	(20,188.0)	2,018,073.6
Non-controlling interests	7,038.7	(31.2)	7,007.5

Total effect on equity		(20,219.2)

Reconciliation of Consolidated Statements of Financial Position Data as of March 31, 2021

	Taiwan- IFRSs	Adjustments to IFRSs	IFRSs

	NT$ (in millions)
Investments accounted for using equity method	20,294.9	(159.7)	20,135.2

Total effect on assets		(159.7)

Income tax payable	74,018.6	12,199.5	86,218.1

Total effect on liabilities		12,199.5

Retained earnings	1,663,271.8	(12,344.6)	1,650,927.2
Non-controlling interests	2,060.5	(14.6)	2,045.9

Total effect on equity		(12,359.2)

Reconciliation of Consolidated Statement of Profit or Loss and Other Comprehensive Income Data for the Three Months Ended March 31, 2022

	Taiwan- IFRSs	Adjustments to IFRSs	IFRSs

	NT$ (in millions)
Non-operating income and expenses
Share of profits of associates	1,725.5	(74.7)	1,650.8
Income tax expense	23,958.3	1,093.7	25,052.0

Total effect on net income	202,873.4	(1,168.4)	201,705.0

Net income
Attributable to:
Shareholders of the parent		(1,161.3)

Non-controlling interests		(7.1)

Reconciliation of Consolidated Statement of Profit or Loss and Other Comprehensive Income Data for the Three Months Ended March 31, 2021

	Taiwan- IFRSs	Adjustments to IFRSs	IFRSs

	NT$ (in millions)
Non-operating income and expenses
Share of profits of associates	1,267.1	(48.8)	1,218.3
Income tax expense	15,325.7	(2,547.9)	12,777.8

Total effect on net income	139,738.7	2,499.1	142,237.8

Net income
Attributable to:
Shareholders of the parent		2,501.5

Non-controlling interests		(2.4)

Reconciliation of Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2022

	Taiwan- IFRSs	Adjustments to IFRSs	IFRSs

	NT$ (in millions)
Income before income tax	226,831.7	(74.7)	226,757.0
Share of profits of associates	(1,725.5)	74.7	(1,650.8)

Total effect on cash generated from operations		0.0

Reconciliation of Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2021

	Taiwan- IFRSs	Adjustments to IFRSs	IFRSs

	NT$ (in millions)
Income before income tax	155,064.4	(48.8)	155,015.6
Share of profits of associates	(1,267.1)	48.8	(1,218.3)

Total effect on cash generated from operations		0.0

The Offering

The following summary contains basic information about the Notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Notes, see “Description of the Notes and the Guarantees” in this prospectus supplement.

Issuer	TSMC Arizona Corporation

Guarantor	Taiwan Semiconductor Manufacturing Company Limited

Notes Offered	US$ aggregate principal amount of % Notes due 20 (the “20 Notes”)

US$ aggregate principal amount of % Notes due 20 (the “20 Notes”)

US$ aggregate principal amount of % Notes due 20 (the “20 Notes”)

US$ aggregate principal amount of % Notes due 20 (the “20 Notes”)

The 20 Notes, the 20 Notes, the 20 Notes, and the 20 Notes are collectively referred to in this prospectus supplement as the “Notes.”

Issue Prices	The issue price shall equal the following percentage of aggregate principal amount issued, plus accrued interest on such amount, if any, from (and including) , 2022 to (but excluding) the issue date:

20 Notes: %

20 Notes: %

20 Notes: %

20 Notes: %

Maturity Dates	In the case of the 20 Notes, , 20

In the case of the 20 Notes, , 20

In the case of the 20 Notes, , 20

In the case of the 20 Notes, , 20

Interest	The 20 Notes will bear interest at the rate of % per annum, the 20 Notes will bear interest at the rate of % per annum, the 20 Notes will bear interest at the rate of % per annum, and the 20 Notes will bear interest at the rate of % per annum.

Interest on the Notes will be payable semi-annually in arrears on and of each year, beginning on , 2022.

Interest Payment Dates	For all Notes, the interest payment dates will be and of each year, commencing , 2022, and at maturity.

Use of Proceeds	The Guarantor and the Issuer intend to use the net proceeds from this offering for general corporate purposes.

Ranking	The Notes will constitute senior unsecured obligations of the Issuer and will (a) at all times rank pari passu and without any preference or priority among themselves; (b) rank at least equally with all other present and future senior unsecured obligations of the Issuer, except as may be required by mandatory provisions of law; (c) be senior in right of payment to all future subordinated obligations of the Issuer and (d) be effectively subordinated to secured obligations of the Issuer, to the extent of the assets serving as security therefor.

Additional Amounts	All payments by the Issuer in respect of the Notes of any series and by the Guarantor in respect of the Guarantees (or, in each case, their paying agents) will be made without withholding or deduction for, or on account of, Taxes imposed or levied by or on behalf of a Relevant Jurisdiction (as defined under “Description of the Notes and the Guarantees”) unless such withholding or deduction is required by law or by regulation. In such event, the Issuer or the Guarantor, as applicable, will pay Additional Amounts (subject to certain exceptions) in respect of Taxes as will result in the payment of amounts otherwise receivable absent any withholding or deduction on account of such Taxes.

Tax Redemption	At any time, the Issuer may redeem the Notes, of either series, in whole but not in part, at a redemption price equal to 100% of their principal amount plus accrued but unpaid interest, if any, to, but not including, the date fixed for redemption if the Issuer or the Guarantor, as applicable, has or will become obliged to pay Additional Amounts in respect of any Taxes in respect of any payments under such Notes or the relevant Guarantee. The Issuer will give not less than 10 days’ nor more than 60 days’ notice to holders of the Notes of the relevant series of any such redemption. See “Description of the Notes and the Guarantees—Tax Redemption.”

Optional Redemption

The Issuer may, at its option, redeem the Notes, of either series, at any time, in whole or in part, prior to the Applicable Par Call Date, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) the sum, as determined by the Independent Investment Banker (as defined in “Description of the Notes and the Guarantees”) based on the Reference Treasury Dealer Quotations (as defined in “Description of the Notes and the Guarantees”), of the present values of the Remaining Scheduled Payments (as defined in “Description of the

Notes and the Guarantees”), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined in “Description of the Notes and the Guarantees”) plus             basis points, in the case of the 20     Notes,             basis points, in the case of the 20     Notes,             basis points, in the case of the 20     Notes, and             basis points, in the case of the 20     Notes, plus, in the case of each of clause (i) or (ii), accrued and unpaid interest thereon to, but not including, the redemption date for such Notes.

The Issuer may, at its option, redeem the Notes, of either series, at any time, in whole or in part, on or after the Applicable Par Call Date, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date for such Notes.

“Applicable Par Call Date” means, with respect to the (i) 20 Notes, , 20 , (ii) 20 Notes, , 20 , (iii) 20 Notes, , 20 , and (iv) 20 Notes, , 20 .

Denomination, Form and Registration	The Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

Certain Covenants	The Issuer will issue the Notes under an indenture containing covenants for the holders’ benefit. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by the Issuer, the Guarantor or any subsidiary of the Guarantor;

•	limit the ability of the Issuer, the Guarantor or any subsidiary of the Guarantor to issue, assume or guarantee indebtedness secured by liens; or

•	limit the Issuer, the Guarantor or any subsidiary of the Guarantor from paying dividends or making distributions.

See “Description of the Notes and the Guarantees—Certain Covenants.”

Governing Law	The Notes, the Guarantees and the Indenture will be governed by New York law.

No Prior Market	The Notes will be new securities for which there is no market. Although the underwriters have informed us that they intend to make a market in the Notes, the underwriters are not obligated to do so and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Listing	Approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000.

Risk Factors	You should carefully read “Risk Factors” beginning on page S-18 and the other information included in this prospectus supplement and the accompanying prospectus, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in the Notes.

Trustee, Paying Agent, Transfer Agent and Registrar	Citibank, N.A.

RISK FACTORS

You should carefully consider the risk factors set forth below and our consolidated financial statements and related notes together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before making an investment in the Notes. Any of the following risks and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your investment in the Notes.

Risks Relating to Our Business

You should read the risk factors described under “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, originally filed with the SEC on April 14, 2022 (File No. 001-14700), and incorporated by reference in this prospectus supplement, for information on risks relating to our business.

This prospectus supplement includes selected unaudited and unreviewed financial results.

This prospectus supplement includes certain financial information that has not been audited or reviewed by our independent auditor. The balance sheet data as of March 31, 2022, set forth under “Summary—The Issuer” and the financial results set forth under “Summary—Recent Developments—TSMC Limited Consolidated Financial Results for the First Quarter Ended March 31, 2022” have been prepared by, and are the responsibility of, management. Our independent auditor has not issued a review report based on their reviews with respect to the financial data included herein. As such financial results are unaudited and unreviewed, we caution you not to place undue reliance on them.

Risks Relating to the Notes and the Guarantees

The Notes and the Guarantees are unsecured obligations and the ability of the holders of the Notes to receive payments under the Notes and the Guarantees may be compromised under certain circumstances.

The Notes and the Guarantees will not be secured by any of the Issuer’s assets or any of our assets. As a result, the Notes and the Guarantees will be effectively subordinated to any future secured indebtedness incurred by the Issuer, the Guarantor or the Guarantor’s other subsidiaries, if any, with respect to the assets that secure such indebtedness. If the Issuer, the Guarantor or the Guarantor’s other subsidiaries were unable to repay any of their respective secured indebtedness, resulting in an event of default, or acceleration of the secured debt, the holders of such debt could proceed against the assets securing that debt and use the proceeds to pay down the secured indebtedness. Only after such secured indebtedness has been paid in full will any proceeds from the sale of secured assets be available to pay the obligations of the Notes. The same is true in the event of, among other things, bankruptcy, insolvency, liquidation, dissolution or reorganization of the Issuer or us. If any of these events occurs, the Issuer’s and the Guarantor’s assets may not be sufficient to fulfill their obligations under the Notes and the Guarantees to pay amounts due on any of the Notes.

Furthermore, the Notes and the Guarantees will be structurally subordinated to all indebtedness and other obligations of the subsidiaries of the Guarantor other than those of the Issuer. The Notes and Guarantees are exclusively the obligations of the Issuer and us. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or the Guarantees nor any obligation to make any funds available to do so. Except to the extent we are a creditor with recognized claims against our subsidiaries, all of the creditors of that subsidiary, including trade creditors, will generally be entitled to be paid in full from the assets of such subsidiary before any of those assets are made available for distribution to the Guarantor, in the event of, among other things, bankruptcy, liquidation, rehabilitation or other winding-up proceedings of a subsidiary of the Guarantor.

The Guarantor may not be able to convert NT dollars to foreign currency to perform its guarantee obligations in a timely manner or at all.

The Guarantor is neither required to obtain prior approval from the Central Bank of the Republic of China (Taiwan) (“CBC”) for providing the Guarantees nor to register the Guarantees as medium- or long-term foreign debt with CBC. At the time the performance of the Guarantees is sought, a foreign exchange approval by CBC may be required to convert NT dollars to foreign currencies.

Under the R.O.C. Foreign Exchange Control Statute and its relevant regulations, the Guarantor may remit to and from the R.O.C. foreign currency of up to US$50 million or its equivalent (or such other amount as determined by the CBC from time to time at its discretion in consideration of the R.O.C.’s economic and financial conditions or the needs to maintain the order of foreign exchange market in the R.O.C.) in each calendar year without foreign exchange approval. This limit applies to remittances involving a conversion between NT dollars and U.S. dollars or other foreign currencies.

If the Guarantor is required to perform its obligations under the relevant Guarantees following the occurrence of an event of default with respect to the relevant series of the Notes, and the Guarantor does not have sufficient foreign currency to make the payment in full after using up the remainder of its US$50 million quota, the Guarantor will have to apply for a foreign exchange approval from CBC prior to converting NT dollars to other foreign currencies. In such case, the Guarantor may not be able to perform its obligations under the relevant Guarantee by paying foreign currencies in a timely manner or at all if the application for foreign exchange approval is delayed or rejected by CBC.

The limited covenants in the Indenture for the Notes and the terms of the Notes do not provide protection against some types of important corporate events and may not protect your investment.

The terms of the Indenture and the Notes do not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, do not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•

limit the Issuer’s, the Guarantor’s or our subsidiaries’ ability to incur secured indebtedness that would effectively rank senior to the Notes to the extent of the value of the assets securing the indebtedness, or to engage in sale/leaseback transactions;

•	limit the Issuer’s, the Guarantor’s or our subsidiaries’ ability to incur indebtedness that is equal in right of payment to the Notes;

•

prohibit the Issuer, the Guarantor or our subsidiaries from incurring or guaranteeing bank debt, bank loans and securitizations, as well as other types of indebtedness in certain circumstances, including NT dollar-denominated notes, bonds and debentures initially offered, marketed or issued primarily to persons present in the Republic of China, without securing or guaranteeing the Notes equally and ratably therewith and subject to internal policies and procedures;

•

restrict the Issuer’s or our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the Notes;

•	restrict the Issuer’s, the Guarantor’s or our subsidiaries’ ability to secure capital markets indebtedness in certain circumstances;

•	restrict the Issuer’s, the Guarantor’s or our subsidiaries’ ability to repurchase or prepay our securities;

•

restrict the Issuer’s, the Guarantor’s or our subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes;

•	restrict the Issuer’s, the Guarantor’s or our subsidiaries’ ability to enter into highly leveraged transactions; or

•	require us to repurchase the Notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the Indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the Notes. For these reasons, you should not consider the covenants in the Indenture as a significant factor in evaluating whether to invest in the Notes.

There is no existing market for the Notes and, therefore, the Notes may have limited liquidity.

The Notes constitute a new issue of securities for which there is no existing market. Although approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST, we cannot assure you that we will obtain or be able to maintain a listing on the SGX-ST, or that, if listed, a liquid trading market will develop. The offer and sale of the Notes is not conditioned on obtaining a listing of the Notes on the SGX-ST or any other securities exchange. Although the Underwriters have advised the Company that they currently intend to make a market in the Notes, they are not obligated to do so, and any market-making activity with respect to the Notes, if commenced, would be by the Underwriters or their respective affiliates on their own behalf and may be discontinued at any time without notice in their sole discretion. For more information regarding the Underwriters’ planned market-making activities, see “Plan of Distribution” in the accompanying prospectus.

There can be no assurance as to the liquidity of, or the development and continuation of an active trading market for, the Notes. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. If an active trading market for the Notes were to develop, the Notes could trade at prices that may be higher or lower than the offering price depending on many factors, including:

•	prevailing interest rates;

•	the Company’s results of operations, financial condition and future prospects;

•	political and economic developments in and affecting the R.O.C.;

•	the market conditions for similar securities; and

•	the condition and stability of the financial markets in the R.O.C. and Singapore.

The ratings assigned to the Notes may be lowered or withdrawn in the future.

The Notes are expected to be rated “Aa3” by Moody’s and “AA-” by S&P. The rating of the Notes has been based primarily on the Guarantees to be issued by the Guarantor with respect to the Notes. Pursuant to the Guarantees, the Guarantor will fully, unconditionally and irrevocably guarantee all amounts payable by the Issuer in respect of each series of the Notes, or the Guaranteed Amounts. The payment of the Guaranteed Amounts will, therefore, depend on the Guarantor performing its obligations under the Guarantees, and the likelihood of payment of the Guaranteed Amounts will depend on the creditworthiness of the Guarantor. Consequently, investors are relying not only on the creditworthiness of the Issuer but also on the creditworthiness of the Guarantor to perform its obligations under the Guarantees. Any significant deterioration of the financial condition, or the insolvency, of the Guarantor could adversely affect the likelihood of investors receiving scheduled payments of principal and interest on the Notes under the Guarantees and could result in a downgrade or withdrawal of the rating of the Notes.

A rating is not a recommendation to buy, sell or hold the Notes and may be subject to revision, suspension or withdrawal at any time. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered, suspended or withdrawn by the relevant rating agencies if in its judgment circumstances in the future so warrant. Neither the Issuer nor the Guarantor has an obligation to inform the holders of the Notes of any downgrade, suspension or withdrawal of the rating of the Notes. A reduction, suspension or withdrawal at any time of the rating assigned to the Notes may adversely affect the market price of the Notes and a holder’s ability to dispose of the Notes.

Enforcing your rights as a holder of the Notes across multiple jurisdictions may be difficult.

The Issuer is incorporated in the State of Arizona and the Guarantor is incorporated in the R.O.C. Most of the directors and executive officers of the Issuer and the Guarantor are nationals or residents of countries other than the United States, and the majority of the Guarantor’s assets are located outside the United States. Accordingly, it may be difficult to effect service of process upon the directors and officers of the Issuer and the Guarantor, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws.

It may also be difficult or impossible to obtain jurisdiction against the Guarantor, or against the directors and officers of the Issuer or the Guarantor, in the R.O.C. in actions predicated on the civil liability provisions of the U.S. federal securities law or otherwise. Even if you are successful in bringing an action of this kind, the laws of the R.O.C. may render you unable to enforce a judgment against the Guarantor’s assets or the assets of our directors or officers.

We have been advised by our R.O.C. counsel that (i) there is doubt as to the enforceability, in original actions in the R.O.C. courts, of liabilities based on the U.S. federal securities laws or the securities or “blue sky” laws of any state within the U.S. and (ii) judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws will be enforced by the courts of the R.O.C. without further review of the merits only if the courts of the R.O.C. where the enforcement is sought is satisfied with certain requirements under the R.O.C. laws. As a result of all of the above, your rights under the Notes may thus be subject to the laws of several jurisdictions, and you may not be able to effectively enforce your rights in multiple legal, bankruptcy and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly and often result in substantial uncertainty and delay.

Redemption by us of the Notes may materially reduce your investment returns.

We have the right to redeem some or all of the Notes prior to their maturity. We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon any such redemption in a comparable security at an effective interest rate as favorable as that of the Notes or at all.

USE OF PROCEEDS

Use of Proceed for the Notes

The estimated net proceeds of the sale of the Notes after deducting estimated underwriting discounts and commissions and other expenses payable in connection with the offering of such notes will be approximately US$             million, which we intend to use for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

•	on an actual basis; and

•

on an adjusted basis giving effect to our issuance and sale of the Notes pursuant to this prospectus supplement, resulting in estimated net proceeds of US$            million, after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

The as adjusted information below is illustrative only. You should read this table in conjunction with our consolidated financial statements and the related notes included in our annual report on Form 20-F for the fiscal year ended December 31, 2021, originally filed with the SEC on April 14, 2022 (File No. 001-14700), and incorporated by reference in this prospectus supplement.

	As of December 31, 2021
	Actual	As Adjusted	As Adjusted(1)
	NT$	NT$	US$
		(in millions)
Cash and cash equivalents	1,064,990
Marketable securities(2)	123,465

Long-term debt (net of current portion)
Bonds payables(3)	610,071
20 Notes offered hereby
20 Notes offered hereby
20 Notes offered hereby
20 Notes offered hereby
Total long-term debt	610,071

Shareholders’ equity
Common shares, NT$10 par value; 28,050,000,000 shares authorized, 25,930,380,458 issued and outstanding	259,304
Capital surplus	64,762
Retained earnings	1,887,803
Foreign currency translation reserve	(63,303)
Unrealized gain on financial assets at fair value through other comprehensive income	574
Gain on hedging instruments	120
Minority interest in subsidiaries	2,423
Total shareholders’ equity	2,151,683
Total capitalization(4)	2,761,754

Notes:
(1)	Translated at a rate of NT$27.74 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 30, 2021.
(2)	Marketable securities refer to current portion of marketable financial assets.
(3)

TSMC Limited offered several NT dollar-denominated unsecured corporate bonds during January 2022 and March 2022 in the R.O.C. to fund our expansion of capacities. Please see “Summary—Recent Developments—Offering of NT Dollar-Denominated Unsecured Corporate Bonds in the R.O.C.” for details.

(4)	Total capitalization consists of total long-term debt plus total shareholders’ equity.

DESCRIPTION OF THE NOTES AND THE GUARANTEES

TSMC Arizona Corporation (the “Issuer”), a corporation incorporated under the laws of the State of Arizona, will issue US$                 in aggregate principal amount of         % notes due                  (the “                 Notes”), US$                 in aggregate principal amount of         % notes due                  (the “                 Notes”), US$                 in aggregate principal amount of         % notes due                  (the “                 Notes”), and US$                 in aggregate principal amount of         % notes due                  (the “                 Notes” and, together with the                  Notes, the                  Notes and the                  Notes, the “Notes”) under an indenture (the “Indenture”), dated as of October 18, 2021, between itself, Taiwan Semiconductor Manufacturing Company Limited, a company limited by shares and duly organized and existing under the laws of the Republic of China, as guarantor (the “Guarantor”), and Citibank, N.A., as trustee. The Notes will be unconditionally and irrevocably guaranteed (the “Guarantees”) as to payment of principal, interest and premium, if any, by the Guarantor. The terms of the Notes and the Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Certain terms used in this description are defined under the subheading “—Certain Definitions.”

The following description is only a summary of the material provisions of the Indenture, the Notes and the Guarantees, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes and the Guarantees. The Indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may also request copies of the Indenture from us at our address set forth under “Incorporation of Documents by Reference” in this prospectus supplement. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

The         % notes due 20     (the “20     Notes”) will be issued in an aggregate principal amount of US$                , the         % notes due 20     (the “20     Notes”) will be issued in an aggregate principal amount of US$                , the         % notes due 20     (the “20     Notes”) will be issued in an aggregate principal amount of US$                , and the         % notes due 20     (the “20     Notes,” together with the 20     Notes, 20     Notes, and the 20     Notes, the “Notes”) will be issued in an aggregate principal amount of US$                . The 20     Notes will mature on                 , 20    , unless redeemed prior to their maturity pursuant to the terms thereof and of the Indenture, the 20                 Notes will mature on                 , 20    , unless redeemed prior to their maturity pursuant to the terms thereof and of the Indenture, the 20     Notes will mature on                 , 20    , unless redeemed prior to their maturity pursuant to the terms thereof and of the Indenture, and the 20     Notes will mature on                 , 20    , unless redeemed prior to their maturity pursuant to the terms thereof and of the Indenture. The 20     Notes will bear interest at the rate of         % per annum, the 20     Notes will bear interest at the rate of         % per annum, the 20     Notes will bear interest at the rate of         % per annum, and the 20     Notes will bear interest at the rate of         % per annum, in each case, payable semi-annually in arrears on                  and                  of each year (each, an “Interest Payment Date”), beginning on                 , 2022, to the persons in whose names the Notes are registered at the close of business on the preceding                  and                 , respectively (each, an “Interest Record Date”). Interest on the Notes will accrue from the Issue Date. At maturity, the Notes are payable at their principal amount plus accrued and unpaid interest thereon. In any case where the payment of principal of, or interest on, the Notes is due on a date that is not a New York Business Day, then payment of principal of or interest on the Notes, as the case may be, will be made on the next succeeding New York Business Day and no interest will accrue with respect to such payment for the period from and after such date that is not a New York Business Day to such next succeeding New York Business Day. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Notes will not be subject to, nor entitled to the benefit of, any sinking fund. The Notes will be issued only in fully registered form, without coupons, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

No service charge will be made for any registration of transfer or exchange of the Notes, but the Issuer, the Guarantor, the transfer agent or the registrar may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Guarantor will fully, unconditionally and irrevocably guarantee to each holder of a 20     Note, each holder of a 20     Note, each holder of a 20     Note, and each holder of a 20     Note the full and prompt payment of the principal of, and premium (if any) and interest on, such Notes (including any Additional Amounts (as defined below) payable in respect thereof) when and to the extent that such amounts shall become due and payable as provided in such Notes.

The principal of, interest on, and all other amounts payable under the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer which initially will be the corporate office of the Trustee, as paying agent, transfer agent and registrar (collectively in such capacities, the “Agents”), located at 388 Greenwich Street, New York, NY 10013. The principal of, premium (if any) and interest on the Notes will be payable in U.S. dollars (or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts) in immediately available funds. Payments of interest, premium (if any) and principal with respect to interests in the Global Notes will be credited to the accounts of the holders of such interests with DTC, Euroclear or Clearstream, as the case may be. See “Book-Entry; Delivery and Form.”

Ranking

The Notes will:

•	constitute senior unsecured obligations of the Issuer;

•

at all times rank pari passu and without any preference or priority among themselves and at least equally with all other present and future senior unsecured obligations of the Issuer, except as may be required by mandatory provisions of law;

•	be senior in right of payment to all future subordinated obligations of the Issuer; and

•	be effectively subordinated to secured obligations of the Issuer, to the extent of the assets serving as security therefor.

Further Issues

Subject to the covenants described below and in accordance with the terms of the Indenture, the Issuer may, from time to time, without the consent of the holders of the Notes, create and issue further securities having the same terms and conditions as each series of the Notes in all respects (or in all respects except for the issue date, the issue price, the first payment of interest on them and, to the extent necessary, certain temporary securities law transfer restrictions) (“Additional Notes”). Additional Notes issued in this manner will be consolidated and form a single series with the previously outstanding Notes of the relevant series to constitute a single series of Notes. The Issuer may only issue any Additional Notes of each series with the same CUSIP number as the relevant series of Notes issued hereunder if such further issuance would be treated as part of the same “issue” as the relevant series of Notes issued hereunder within the meaning of United States Treasury regulation section 1.1275-1(f) or 1.1275-2(k) or would otherwise be fungible with the relevant series of Notes issued hereunder for United States federal income tax purposes.

The Guarantees

The Guarantor will fully, unconditionally and irrevocably guarantee to each holder of a 20     Note, each holder of a 20     Note, each holder of a 20     Note, and each holder of a 20     Note, the full and prompt payment of the principal of, and premium (if any) and interest on, such Notes (including any Additional Amounts payable in respect thereof) when and as the same shall become due and payable as provided in such Notes. The Guarantor will (i) agree that its obligations under the Guarantees will be enforceable irrespective of any invalidity, irregularity or unenforceability of the Notes or the Indenture and (ii) waive its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantees. Moreover, if at any time any amount paid under a Note or the Indenture is rescinded or must otherwise be restored, the rights of the holders of the Notes under the Guarantees will be reinstated with respect to such payments as though such payment had not been made. Notwithstanding any other provision of this “Description of the Notes and the Guarantees,” each Guarantee will constitute a separate obligation of the Guarantor and will relate solely to the payment of the principal of, and premium (if any) and interest on, the relevant series of Notes (including any Additional Amounts payable in respect thereof).

The Guarantees will:

•	constitute senior unsecured obligations of the Guarantor;

•	at all times rank at least equally with all other present and future senior unsecured obligations of the Guarantor, except as may be required by mandatory provisions of law;

•	be senior in right of payment to all future subordinated obligations of the Guarantor; and

•	be effectively subordinated to secured obligations of the Guarantor, to the extent of the assets serving as security therefor.

The Guarantor will be released from and relieved of its obligations under a Guarantee in the event:

(i)	of repayment in full of the relevant series of Notes; or

(ii)	that there is a Legal Defeasance of the relevant series of Notes as described under “—Legal Defeasance and Covenant Defeasance,”

provided that the transaction is otherwise carried out pursuant to and in accordance with all other applicable provisions of the Indenture.

No release of the Guarantor from its obligations under a Guarantee will be effective against the Trustee or the holders of the relevant series of Notes until the Issuer has delivered to the Trustee an Officers’ Certificate and the opinion of Independent Legal Counsel, each stating that all covenants and conditions precedent relating to such release have been complied with and that such release is authorized and permitted by the Indenture.

Tax Redemption

Each series of Notes may be redeemed at any time, at the option of the Issuer, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption (for the avoidance of doubt, along with Additional Amounts, if any, then due and which will become due on the date fixed for redemption), if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the applicable Successor Jurisdiction), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to the applicable provisions of the Indenture) (a “Tax Change”), the Issuer or the Guarantor or any such successor Person is, or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of such Notes or the next payment under the relevant Guarantee, as applicable, and (ii) such obligation cannot be avoided by the Issuer or the Guarantor or such successor Person, as applicable, taking reasonable measures available to it.

Prior to the giving of any notice of redemption of a series of Notes pursuant to the foregoing, the Issuer or the Guarantor or any such successor Person to the Issuer or the Guarantor, as applicable, shall deliver to the

Trustee (i) a notice of such redemption election, (ii) an opinion of an Independent Legal Counsel or an opinion of an Independent Tax Consultant to the effect that the Issuer or the Guarantor or any such successor Person is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an Officers’ Certificate of the Issuer or the Guarantor or such successor Person, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer or the Guarantor or the relevant successor Person, as applicable, taking reasonable measures available to it.

Notice of redemption of a series of Notes as provided above shall be given to the holders (with a copy to the Trustee) not less than 10 nor more than 60 days prior to the date fixed for redemption. Notice having been given, the relevant Notes shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in the relevant Notes.

From and after the redemption date, if moneys for the redemption of such Notes shall have been made available as provided in the Indenture for redemption on the redemption date, such Notes shall cease to bear interest, and the only right of the holders of such Notes shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Optional Redemption

The Issuer may, at any time upon giving not less than 10 nor more than 60 days’ notice to holders of a series of Notes (with a copy to the Trustee), redeem such series of Notes, in whole or in part; provided that the principal amount of any Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof. The redemption price for any Notes to be redeemed prior to the Applicable Par Call Date will be equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) the sum, as determined by the Independent Investment Banker based on the Reference Treasury Dealer Quotations, of the present values of the Remaining Scheduled Payments, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus                  basis points, in the case of the 20     Notes,                  basis points, in the case of the 20     Notes,                  basis points, in the case of the 20     Notes, and                  basis points, in the case of the 20     Notes, plus, in the case of each of clause (i) or (ii), accrued and unpaid interest thereon to, but not including, the redemption date for such Notes. On or after the Applicable Par Call Date, the redemption price will be equal to 100% of the aggregate principal amount of the 20     Notes, the 20     Notes, 20     Notes or the 20     Notes, as the case may be, to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date for such Notes. Neither the Trustee nor the paying agent shall be responsible for verifying or calculating the redemption price payable to holders.

If only some of the Notes of any series are to be redeemed, the Notes of such series to be redeemed will be selected, while such Notes are in global form, by the applicable clearing system and/or stock exchange requirements, or while such Notes are in certificated form, by the Trustee on a pro rata basis, by lot or by such method as the Trustee in its sole discretion deems fair and appropriate, unless otherwise required by law.

Any notice of redemption of Notes as described in this “—Optional Redemption” section shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as described in clause (ii) of the first paragraph under “—Optional Redemption” above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two New York Business Days prior to the redemption date.

Any notice of redemption of Notes as described in this “—Optional Redemption” section may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, the completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Issuer or another entity). If such redemption is so subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the New York Business Day immediately preceding the relevant redemption date. The Issuer shall notify holders and the Trustee of any such rescission as soon as reasonably practicable after it determines that such conditions precedent will not be able to be satisfied or the Issuer shall not be able or willing to waive such conditions precedent. Once the notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as described in this “—Optional Redemption” section.

Payment of Additional Amounts

All payments of principal, premium and interest made by the Issuer in respect of the Notes of any series or the Guarantor in respect of the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature (including penalties, interest and any other additions thereto) (“Taxes”) imposed or levied by or on behalf of the R.O.C., the U.S., or any political subdivision thereof or any authority therein having power to tax (a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law or by regulation. If the Issuer or the Guarantor (or their paying agents) is required to make such withholding or deduction, the Issuer or the Guarantor, as applicable, will withhold such Taxes and pay them to the relevant government authority, and the Issuer or the Guarantor, as applicable, will pay such additional amounts in respect of Taxes as will result (i) with respect to the Issuer, in the receipt by the holders or beneficial owners of the Notes of such series of such amounts as would have been received by such holders or beneficial owners had no such withholding or deduction of such Taxes been required or (ii) with respect to the Guarantor, in the receipt by the holders or beneficial owners of the Notes of such series of such amounts as would have been received by such holders or beneficial owners in respect of payments under the related Guarantee had no such withholding or deduction of such Taxes been required (such additional amounts payable by the Issuer or the Guarantor, the “Additional Amounts”), except that no such Additional Amounts shall be payable:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a Note and any Relevant Jurisdiction other than merely holding such Notes or receiving principal or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having currently or having had a permanent establishment therein);

(ii)

to the extent that any Taxes with respect to a Note would not have been so imposed or levied but for the fact that, where presentation is required in order to receive payment, the applicable Notes or Guarantees were presented more than 30 days after the date on which such payment became due and payable or the date on which payment thereof provided for and notice thereof given to the holders of the applicable Notes, whichever is later, except to the extent that the holder or beneficiary thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period;

(iii)

in respect of any failure of the holder or beneficial owner of a Note or a Guarantee to comply with a timely request of the Issuer or the Guarantor, as applicable, addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws, statutes, treaties, regulations or administrative practices of any Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner;

(iv)

in respect of any Taxes imposed as a result of any Notes or Guarantees being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless any such Notes or such Guarantees, as applicable, could not have been presented for payment elsewhere;

(v)	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(vi)

to any holder of a Note or beneficiary of a Guarantee that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a Note or Guarantee being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(viii)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a Note or Guarantee being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the Internal Revenue Code of 1986 (the “Code”), or any successor provision, of the Issuer;

(ix)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a Note being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

(x)

in respect of any Taxes imposed by reason of the failure of the holder or beneficial owner of a Note, including any intermediary that holds a Note, to fulfill the statement requirements of section 871(h) or section 881(c) of the Code or any successor provision;

(xi)	in respect of any Taxes imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any successor provisions);

(xii)	in respect of any Taxes that are payable otherwise than by deduction or withholding from payments on or in respect of any Notes or Guarantees; or

(xiii)	in the case of any combination of the above listed items.

In addition, any amounts to be paid on the applicable Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

In the event that any withholding or deduction for or on account of any Taxes is required in respect of any payment of principal of or interest on the Notes of any series or any payment under the related Guarantee, at least five New York Business Days prior to the date of such payment, the Issuer or the Guarantor, as applicable, will furnish to the Trustee and the paying agent, if other than the Trustee, an Officers’ Certificate specifying the amount required to be withheld or deducted on such payment, certifying that the Issuer or the Guarantor, as applicable, shall pay such amounts required to be withheld to the appropriate governmental authority and certifying the fact that the Additional Amounts will be payable and the amounts so payable to each holder (unless such Additional Amounts are not required to be paid pursuant to the exceptions described above), and that the Issuer or the Guarantor, as applicable, will pay to the Trustee or such paying agent the Additional Amounts required to be paid; provided that no such Officers’ Certificate will be required prior to any date of payment of principal of or interest on any such Notes or any such Guarantees, as applicable, if there has been no change with respect to the matters set forth in a prior Officers’ Certificate. The Trustee and each paying agent may rely on the fact that any Officers’ Certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. The Issuer and the Guarantor covenant to indemnify the Trustee and any paying agent for and to hold them harmless against any loss, liability or expense reasonably incurred without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such Officers’ Certificate furnished pursuant to this paragraph or on the fact that any Officers’ Certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of amounts based upon the principal amount of any applicable Notes or of principal, premium or interest in respect of any applicable Notes, such mention shall be deemed to include the payment of Additional Amounts provided for in the Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Issuer or the Guarantor is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the applicable Relevant Jurisdiction.

The Issuer’s and the Guarantor’s respective obligations to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

Certain Covenants

The Indenture sets forth limited covenants that will apply to each series of Notes. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by the Issuer, the Guarantor or any Subsidiary of the Guarantor;

•	limit the ability of the Issuer, the Guarantor or any Subsidiary of the Guarantor to issue, assume or guarantee indebtedness secured by liens; or

•	limit the Issuer, the Guarantor or any Subsidiary of the Guarantor from paying dividends or making distributions on such Person’s Capital Stock or purchasing or redeeming such Person’s Capital Stock.

Consolidation, Merger and Sale of Assets

Prior to the satisfaction and discharge of the Indenture, the Guarantor and the Issuer may not consolidate with or merge into any other Person in a transaction or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless either:

(i) in the case of a consolidation or merger, the Guarantor or the Issuer is the continuing and surviving Person and no Default or Event of Default shall have occurred and be continuing; or

(ii)(a) the Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to whom the Issuer or the Guarantor has conveyed, transferred or leased all or substantially all of its properties and assets expressly assumes by an indenture supplemental to the Indenture all the obligations of the Issuer or the Guarantor, as applicable, under the Indenture and the applicable Notes and Guarantee, including the obligation to pay Additional Amounts, with any jurisdiction in which the Person is organized or resident for tax purposes also being considered a “Relevant Jurisdiction” for purposes of the Additional Amounts provision;

(b) immediately before and after giving effect to the transaction, no Default or Event of Default under the applicable series of Notes shall have occurred and be continuing; and

(c) the Issuer or the Guarantor, as applicable, has delivered to the Trustee an Officers’ Certificate and an opinion of Independent Legal Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

An assumption of the Issuer’s obligations under a series of Notes by any Person might be deemed for U.S. federal income tax purposes to be an exchange of such Notes for new Notes by the beneficial owners thereof, resulting in the recognition of gain or loss for such purposes and possibly certain other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Listing of the Notes

Approval in-principle has been received for the listing and quotation of the Notes on the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this prospectus supplement. Approval in-principle granted by the SGX-ST for the listing of the Notes on the SGX-ST is not to be taken as an indication of the merits of the offering, us, our subsidiaries or affiliates or the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

For so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for definitive Notes. In addition, in the event that a Global Note is exchanged for definitive Notes, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Open Market Purchases

The Issuer or the Guarantor or any of the Guarantor’s Subsidiaries may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes so purchased, while held by or on behalf of the Issuer or the Guarantor or any of the Guarantor’s Subsidiaries, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The Indenture contains provisions permitting the Issuer, the Guarantor and the Trustee, without the consent of the holders of a series of Notes, to execute supplemental indentures for certain enumerated purposes in the Indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the relevant series of Notes then outstanding under the Indenture, to add, change, eliminate or modify in any way the provisions of the Indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of Notes of such series. The Issuer, the Guarantor and the Trustee may not, however, without the consent of each holder of the Notes of the series affected thereby:

(i)	change the Stated Maturity of such series of Notes;

(ii)	reduce the principal amount of, payments of interest on or stated time for payment of interest on any Notes of such series;

(iii)	change any obligation of the Issuer or the Guarantor to pay Additional Amounts with respect to such series of Notes or the related Guarantee, respectively;

(iv)	change any obligation of the Guarantor to make payments under the Guarantee with respect to such series of Notes;

(v)	change the currency of payment of the principal of or interest on such series of Notes;

(vi)

impair the right to receive payment of the principal of or interest on (including Additional Amounts) such series of Notes on the stated maturity date for such payment expressed in such series of Notes or to institute suit for the enforcement of such payment;

(vii)	reduce the above stated percentage of outstanding Notes of such series necessary to modify or amend the Indenture;

(viii)

reduce the percentage of the aggregate principal amount of outstanding Notes of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults;

(ix)	modify the provisions of the Indenture with respect to modification and waiver; or

(x)

reduce the amount of the premium payable upon the redemption or repurchase of any Notes of such series or change the time at which any Notes of such series may be redeemed or repurchased as described above under “—Optional Redemption” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

The holders of not less than a majority in principal amount of a series of Notes may on behalf of all holders of that series of Notes waive any existing or past Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default (i) in the payment of principal of, or interest on (or Additional Amounts payable in respect of), the relevant Notes then outstanding or the payment of any amounts due under the relevant Guarantee, in which event the consent of all holders of that series of Notes is required; or (ii) in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of each holder of that series of Notes then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the relevant series of Notes, whether or not they have given consent to such waivers, and on all future holders of such series of Notes, whether or not notation of such waivers is made upon the relevant Notes. Any instrument given by or on behalf of any holder of any Notes in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of any such Notes.

Notwithstanding the foregoing, without the consent of any holder, the Issuer, the Guarantor and the Trustee may amend the Indenture, the Notes of each series and the Guarantees to, among other things:

(i)	cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially and adversely affect the rights of holders of the relevant series of Notes;

(ii)

provide for the assumption by a successor Person of the obligations of the Issuer or the Guarantee under the Indenture and a series of Notes in accordance with “—Consolidation, Merger and Sale of Assets”;

(iii)

provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(iv)	comply with the rules of any applicable depositary;

(v)	make any change that does not adversely affect the legal rights under the Indenture of any holder in any material respect;

(vi)

evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(vii)	conform the text of the Indenture, the Notes or the Guarantees to any provision of this “Description of the Notes and the Guarantees” in this prospectus supplement;

(viii)

make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes or the Guarantees as permitted by the Indenture, including, but not limited to, amendments made to facilitate the issuance and administration of the Notes or the Guarantees or, if incurred in compliance with the Indenture, Additional Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in the Notes or the Guarantees being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer the Notes and the Guarantees as described in this prospectus supplement;

(ix)	to provide for the issuance of Additional Notes of each series in accordance with the limitations set forth in the Indenture;

(x)	to evidence the succession of another Person to the Issuer or the Guarantor, and the assumption by any such successor of the covenants of the Issuer or the Guarantor, respectively;

(xi)	to establish the form or terms of a new series of notes;

(xii)	to reduce or otherwise limit the aggregate principal amount of notes that may be authenticated and delivered under the Indenture;

(xiii)

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes, provided that any such action shall not adversely affect the interests of the holders of any Notes then outstanding;

(xiv)

to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall adversely affect the interests of the holders of any Notes then outstanding; and

(xv)	to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, the Issuer is required to give to the holders of the affected Notes a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all such holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Events of Default

For each series of Notes, each of the following shall constitute an Event of Default under the Indenture for such series of Notes:

(i)

failure to pay principal or premium in respect of any Notes of such series by the due date for such payment, but in the case of technical or administrative difficulties, only if the default continues for a period of two days;

(ii)	failure to pay interest on any Notes of such series within 30 days after the due date for such payment;

(iii)	the Issuer or the Guarantor defaults in the performance of or breaches its obligations under the “—Consolidation, Merger and Sale of Assets” covenant;

(iv)

the Issuer or the Guarantor defaults in the performance of or breaches any covenant or agreement in the Indenture or under such series of Notes (other than a default specified in clause (i), (ii) or (iii) above)

and such default or breach continues for a period of 90 consecutive days after written notice to the Issuer and the Guarantor, as applicable, by the Trustee or the holders of 25% or more in aggregate principal amount of such series of Notes then outstanding;

(v)

the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (b) a decree or order adjudging the Issuer or the Guarantor bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer or the Guarantor under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Guarantor or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(vi)

the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Issuer or the Guarantor under any applicable bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Guarantor or of any substantial part of their respective property pursuant to any such law, or the making by the Issuer or the Guarantor of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor that resolves to commence any such action; and

(vii)

the relevant series of Notes, the relevant Guarantee or the Indenture is or becomes or is claimed to be unenforceable, invalid, ceases to be in full force and effect by the Issuer or the Guarantor, as applicable, or is deemed to contravene, breach or violate the laws of any relevant jurisdiction.

However, a default under subparagraph (iv) above will not constitute an Event of Default until the Trustee or the holders of 25% in aggregate principal amount of the then outstanding Notes of the relevant series notify the Issuer and the Guarantor of the default and the Issuer or the Guarantor, as applicable, does not cure such default within the time specified in subparagraph (iv) above after receipt of such notice.

If an Event of Default (other than an Event of Default described in subparagraphs (v) and (vi) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the relevant series of Notes then outstanding by written notice to the Issuer and the Guarantor (and to the Trustee if such notice is given by the holders) as provided in the Indenture may, or the Trustee acting on the directions of the holders of at least 25% in aggregate principal amount of the relevant series of Notes then outstanding (subject to receipt of indemnity and/or security satisfactory to the Trustee) shall, declare the unpaid principal amount of the Notes of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default in subparagraphs (v) or (vi) above shall occur, the unpaid principal amount of all the Notes of such series then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the Trustee or any holder of such Notes, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of at least a majority in aggregate principal amount of the affected Notes then outstanding may, under certain circumstances, waive all past Defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default in respect of such series of Notes, other than the non-payment of principal, premium, if any, or interest on such Notes that became due solely because of the acceleration of such Notes, have been cured or waived. For information as to waiver of Defaults, see “—Modification and Waiver.”

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default of a series of Notes shall occur and be continuing, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the written request, order or direction of any of the holders of such Notes, unless such number of holders shall have instructed in writing and offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring security and/or indemnification of the Trustee, the holders of a majority in aggregate principal amount of such Notes then outstanding will have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. No holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, the Notes or the Guarantee, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of such series of Notes then outstanding have made written request to the Trustee to institute such proceeding, (iii) such holder or holders have instructed in writing and offered indemnity and/or security satisfactory to the Trustee and (iv) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of such series of Notes then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a Note for the enforcement of the right to receive payment of the principal of or interest on any such Notes on or after the applicable due date specified in any such Notes. The Trustee shall not be required to expend its funds in following such direction if it does not reasonably believe that reimbursement or indemnity and/or security is assured to it.

If the Trustee collects any money pursuant to the Indenture, it shall pay out the money in the following order:

First, to the Trustee and the Agents to the extent necessary to reimburse the Trustee and the Agents for any expenses incurred in connection with the collection or distribution of such amounts held or realized and any fees and expenses (including indemnity payments) incurred in connection with carrying out its functions under the Indenture (including reasonable legal fees);

Second, to the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Notes of the relevant series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal and premium, if any, and interest, respectively; and

Third, any surplus remaining after such payments will be paid to the Issuer or to whomever may be lawfully entitled thereto.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect when:

(i)	either:

(a)

all of the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)

all of the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge all amounts outstanding on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(ii)

no Default or Event of Default under the Indenture has occurred and is continuing with respect to the Notes on the date of the deposit referred to in clause (i)(a) or (i)(b) above (other than a Default or Event of Default resulting from or related to the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which it is bound;

(iii)	the Issuer has paid or caused to be paid all sums payable by it under the Indenture with respect to the Notes; and

(iv)

the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of Independent Legal Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

The Indenture will provide that the Issuer may, at its option and at any time, elect to have all of its (and the Guarantor’s) obligations discharged with respect to the outstanding Notes of a series and the related Guarantees (“Legal Defeasance”) except for:

(i)

the rights of holders of the Notes of the relevant series that are then outstanding to receive payments in respect of the principal of, or interest or premium on the Notes of the relevant series when such payments are due from the trust referred to below;

(ii)

the Issuer’s obligations with respect to the Notes of the relevant series concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)	the rights, powers, trusts, duties, indemnities and immunities of the Trustee for the relevant series of Notes, and the Issuer’s obligations in connection therewith; and

(iv)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the Indenture for the relevant series of Notes.

The Indenture will provide that the Issuer may, at its option and at any time, elect to have its (and the Guarantor’s) obligations with respect to the outstanding Notes of the relevant series and the related Guarantee released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default in respect of such series of Notes.

The Indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(i)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of all the Notes subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government

Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on such Notes as are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(ii)

in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of Independent Legal Counsel will confirm that, the holders of the then outstanding Notes of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)

in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding Notes of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)

no Default or Event of Default with respect to the Notes of the affected series must have occurred and be continuing on the date of the deposit referred to in clause (i) above (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(v)

the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit referred to in clause (i) above was not made by it with the intent of preferring the holders of Notes of the affected series over the Issuer’s other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

(vi)

the Issuer must deliver to the Trustee an Officers’ Certificate and an opinion of Independent Legal Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Book-Entry; Delivery and Form

The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof. The Notes will be issued in definitive, fully registered global form without interest coupons, collectively referred to herein as the “Global Notes.” The Notes will be issued at the closing of this offering only against payment in immediately available funds. The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a Direct or Indirect Participant in DTC as described below.

Unless and until exchanged in whole or in part for definitive Notes in registered certificated form (“Certificated Notes”), the Global Notes may be transferred, in whole and not in part, only to another nominee of

DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear and Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

We understand that, under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the Global Notes, is entitled to take, DTC would authorize the Participants to take such action, and that Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer, the Guarantor, the Trustee and the Agents will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Guarantor, the Trustee, the Agents nor any agent of the Issuer, the Guarantor or the Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Agents, the Issuer or the Guarantor. Neither the Issuer, the Guarantor, the Agents nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer, the Guarantor, the Agents and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Issuer and the Guarantor that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Issuer, the Guarantor, the Agent, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)

DTC (a) notifies the Issuer and the Guarantor that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 days;

(2)	the Issuer and the Guarantor, at their option, notify the Trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default with respect to the Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Issuer or the Guarantor, as applicable, will cause payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) to be made by wire transfer of immediately available funds to DTC. The Issuer or the Guarantor, as applicable, will cause all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes to be made by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer and the Guarantor expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer and the Guarantor that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Concerning the Trustee and Agents

Pursuant to the Indenture, Citibank, N.A. will be designated as the initial trustee and the Trustee, will be designated by the Issuer as the initial paying and transfer agent and registrar for the Notes. The corporate trust office of the Trustee is currently located at 388 Greenwich Street, New York, NY 10013.

The Indenture provides that the Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in such Indenture, and no implied covenant or obligation shall be read into the Indenture against the Trustee. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Furthermore, each Holder, by accepting the Notes will agree, for the benefit of the Trustee, that it is solely responsible for its own independent appraisal of, and investigation into, all risks arising under or in connection with the Notes and has not relied on and will not at any time rely on the Trustee in respect of such risks.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer or the Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Currency Indemnity

To the fullest extent permitted by law, the obligations of the Issuer or the Guarantor to any holder of the Notes under the Indenture or the Notes or the Guarantees, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the Trustee, as the case may be, of any amount in the Judgment Currency, the Agreement Currency may in accordance with normal banking procedures be purchased with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the Trustee, as the case may be, in the Agreement Currency, the Issuer and the Guarantor agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the Trustee, as the case may be, agrees to pay to or for the account of the Issuer or the Guarantor such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by the Issuer or the Guarantor in its obligations under the Indenture or the relevant series of Notes or the related Guarantee has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Notices

All notices or demands required or permitted by the terms of the Notes or the Indenture to be given by the holders of the Notes are required to be in writing and may be given or served by being sent by prepaid courier or first-class mail, if intended for the Issuer or the Guarantor, addressed to the Issuer or the Guarantor, as applicable, if intended for the Trustee, at the corporate trust office of the Trustee.

Any notices required to be given to the holders of the Notes will be given to DTC, as the registered holder of the Global Notes. In the event that the Global Notes are exchanged for individual Notes in certificated form, notices to holders of the Notes will be sent by prepaid courier or first-class mail addressed to such holder at such holder’s last address as it appears in the Register.

Governing Law and Consent to Jurisdiction

The Notes, the Guarantees and the Indenture are governed by and will be construed in accordance with the laws of the State of New York. The Issuer and the Guarantor have agreed that any action arising out of or based upon the Indenture, the Notes or the Guarantees may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. Prior to the delivery of the Notes, the Issuer and the Guarantor shall irrevocably appoint TSMC North America as their agent upon which process may be served in any such action.

Each of the Issuer and the Guarantor has agreed that, to the extent that it is or becomes entitled to any sovereign or other immunity, it will waive such immunity in respect of its obligations under the Indenture.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the Indenture.

“Applicable Par Call Date” means with respect to the (i) 20     Notes,                 , 20     (ii) 20     Notes,                 , 20    , (iii) 20     Notes,                 , 20     and (iv) 20     Notes,                 , 20    .

“Authorized Officer” means a director, the chairman of the board, the chief executive officer, the chief financial officer or treasurer of the Issuer or any other person duly authorized by the board of directors of the Issuer to act in respect of matters relating to the Indenture.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York and Hong Kong are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity, prior to conversion or exchange.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the Remaining Term of the applicable Notes to be redeemed as described under “—Optional Redemption” section that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date as described under “—Optional Redemption” section, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Issuer obtains fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date.

“CUSIP” means the identification number provided by Committee on Uniform Securities Identification Procedures.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“DTC” means the Depository Trust Company, a subsidiary of the Depository Trust & Clearing Corporation.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Global Notes” means, collectively, each series of Notes issued in definitive, fully registered global form.

“holder” and “Noteholder” in relation to a Note, means the Person in whose name a Note is registered in the Register.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer from time to time to act in such capacity.

“Independent Legal Counsel” means an independent legal firm of internationally recognized standing that is reasonably acceptable to the Trustee.

“Independent Tax Consultant” means an independent accounting firm or consultant of internationally recognized standing that is reasonably acceptable to the Trustee, provided that the Trustee shall have no liability for the selection or approval of such agent.

“Issue Date” means                 , 2022.

“New York Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York are authorized or obligated by law, regulation or executive order to remain closed.

“Officer” means a director or the chairman of the board, the chief executive officer, the vice chairman, the chief financial officer, any vice president (whether or not designated by a number or numbers or word or words added before or after the title “vice president”), the treasurer or the secretary of the Guarantor or any other officer duly authorized by the board of directors of the Guarantor to act in respect of matters relating to the Indenture or, in the case of the Issuer, any Authorized Officer, or in the case of any successor Person to the Issuer or the Guarantor, a director of such successor Person.

“Officers’ Certificate” means a certificate signed by two Officers of each of the Issuer or the Guarantor or any successor Person to the Issuer or the Guarantor, as applicable, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer or Guarantor.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Reference Treasury Dealer” means (1) Goldman Sachs & Co. LLC and its successors; provided, however, that if Goldman Sachs & Co. LLC and its successors cease to be a Primary Treasury Dealer, the Issuer will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Issuer, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third New York Business Day preceding such redemption date.

“Register” means the register of Noteholders maintained by the registrar for the Notes.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming such Note matured on the Applicable Par Call Date); provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Remaining Term” means, with respect to any Note to be redeemed as described under the “—Optional Redemption” section, the period from the relevant redemption date to the Applicable Par Call Date.

“R.O.C.” means the Republic of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Stated Maturity” means                 , 20    , in the case of the 20     Notes,                 , 20    , in the case of the 20     Notes,                 , 20    , in the case of the 20     Notes, and                 , 20    , in the case of the 20     Notes.

“Subsidiary” of any Person means (i) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (i) and (ii), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Guarantor.

“Treasury Rate” means, with respect to any redemption date as described under the “—Optional Redemption” section, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third New York Business Day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, the Issuer will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Trustee” means Citibank, N.A., in its capacity as trustee under the Indenture, who will act as the trustee under the Indenture for the Notes.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

TAXATION

This summary is based on the laws of the United States and R.O.C. in effect on the date of this prospectus supplement, which are subject to changes (or changes in interpretation), possibly with retroactive effect. Prospective investors are urged to consult their tax advisors regarding the tax consequences of owning and disposing of the Notes.

U.S. Taxation

The following summary describes certain material U.S. federal income tax consequences of purchasing, owning and disposing of the Notes. This summary is the opinion of Sullivan & Cromwell (Hong Kong) LLP, United States tax counsel to the Issuer and the Guarantor. It addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. The discussion set forth below deals only with the Notes purchased at their original issuance and issue price and held as capital assets (generally, property held for investment) and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, persons holding the Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle for tax purposes, persons that purchase or sell the Notes as part of a wash sale for tax purposes, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or U.S. Holders (as defined below) of the Notes whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, its legislative history, existing and proposed regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.

If you purchase Notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

As used herein, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a corporation (or other entity that is subject to tax as a corporation) created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds a Note, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding a Note, you should consult your tax advisor.

A “Non-U.S. Holder” is a beneficial owner, who for U.S. federal income tax purposes is a nonresident alien individual, a foreign corporation, or an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

Investors should consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the Notes, including the application to their particular circumstances of the U.S. federal income tax considerations discussed below, as well as the application of U.S. state and local tax laws and foreign tax laws.

U.S. Holders

Payments of Interest and Additional Amounts.    Interest on a Note (including Additional Amounts, if any) generally will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. A U.S. Holder must include any tax withheld including the R.O.C. tax that, as discussed below under “R.O.C. Taxation,” will generally be withheld from interest payments made by the Guarantor as ordinary income even though the U.S. Holder does not in fact receive it. A U.S. Holder may be entitled to deduct or credit this tax, subject to applicable limits. A U.S. Holder will also be required to include in income as interest any Additional Amounts paid with respect to withholding tax on the Notes, including withholding tax on payments of such Additional Amounts.

Sale, Exchange and Retirement of Notes.    Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as an interest payment) and the U.S. Holder’s adjusted tax basis in the Notes. A U.S. Holder’s adjusted tax basis in a Note will generally be the cost for that Note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the Notes have been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder.

Payment of Interest. Subject to the discussions of backup withholding and FATCA below, interest (including any Additional Amounts paid in respect of any tax withheld) paid on a Note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) the Non-U.S. Holder does not, actually or constructively, own stock possessing 10% or more of the total voting power of the Issuer’s outstanding stock, (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Issuer, actually or constructively, (iii) the Non-U.S. Holder is not a bank that acquired the Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business and (iv) either (a) the Non-U.S. Holder provides to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes its name and address and that certifies its non-United States status in compliance with applicable law and regulations, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the Non-U.S. Holder provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from the Non-U.S. Holder or a qualifying intermediary and furnishes a copy to the applicable withholding agent, or (c) the Non-U.S. Holder holds its notes directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied. This certification requirement may be satisfied with other documentary evidence in the case of a Note held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor who is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to a Non-U.S. Holder (which itself is not a withholding agent).

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest made to such Non-U.S. Holder generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI.

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on a Note is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a U.S. Holder, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is treated as a foreign corporation for United States federal income tax purposes may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Notes. Subject to the discussions of backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a Note (other than any amount representing accrued but unpaid interest on the Note, which will be treated as interest and will generally be subject to the rules discussed above under “Payment of Interest”) unless:

•	the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder.

If a Non-U.S. Holder is described in the first bullet point above, such Non-U.S. Holder generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on such Non-U.S. Holder’s gain from the disposition, which may be offset by certain United States-source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder is described in the second bullet point above, the Non-U.S. Holder will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a U.S. Holder, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is treated as a foreign corporation for United States federal income tax may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments, including interest and Additional Amounts, to a Non-U.S. Holder or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on the Non-U.S. Holder’s behalf if the Non-U.S. Holder or such persons fail to comply with certain diligence and information reporting requirements, unless such persons are otherwise exempt. Payments of interest and Additional Amounts received in respect of the Notes could be affected by this withholding if the Non-U.S. Holder is subject to the FATCA information reporting requirements and fails to comply with them or holds Notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments would not otherwise have been subject to FATCA withholding). Non-U.S. Holders should consult their tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

No payments will provide for any additional amounts in respect of FATCA withholding, so if this withholding applies, the Non-U.S. Holder will receive significantly less than the amount that it would have otherwise received with respect to the Notes. Depending on the circumstances, Non-U.S. Holders may be entitled to a refund or credit in respect of some or all of this withholding. However, even if a Non-U.S. Holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Backup Withholding and Information Reporting

In general, for U.S. Holders, payors are required to report to the IRS all payments of principal, any premium and interest (including Additional Amounts) on the Notes. In addition, payors are required to report to the IRS any payment of proceeds of the sale or other taxable disposition of Notes before maturity within the United States. Additionally, backup withholding would apply to any payments, if the U.S. Holder fails to provide or fails to certify that it has provided an accurate taxpayer identification number, or (in the case of interest payments) is notified by the IRS that it has failed to report all interest and dividends required to be shown on federal income tax returns. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations.

In general, for a Non-U.S. Holder, payors are required to report payments of interest on the Notes on IRS Form 1042-S. Payments of principal, premium or interest (including Additional Amounts), made by payors would otherwise not be subject to backup withholding, provided that the certification requirements described above under “—Non-United States Holders” are satisfied or the Non-U.S. Holder otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person. In addition, payment of the proceeds from the sale or other taxable disposition of Notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if a Non-U.S. Holder has furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person and the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

In general, payment of the proceeds from the sale or other taxable disposition of Notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale or other taxable disposition effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale or other taxable disposition within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale or other taxable disposition has certain other specified connections with the United States.

A holder generally may obtain a refund or credit of any amounts withheld under the backup withholding rules that exceed its income tax liability by timely filing a refund claim with the IRS.

R.O.C. Taxation

THE INFORMATION PROVIDED BELOW DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE R.O.C. TAX LAW AND PRACTICE CURRENTLY APPLICABLE. ALL PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT WITH THEIR OWN TAX ADVISERS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

The following summary of the R.O.C. tax considerations applies to non-R.O.C. resident individuals (“Non-Resident Individuals”) and entities (“Non-Resident Entities” and, together with the Non-Resident Individuals, a “Non-Residents”). This discussion is the opinion of Lee and Li, Attorneys-at-Law, our R.O.C. counsel. A Non-Resident Individual is a foreign national individual who is not physically present in the R.O.C. for 183 days or more during any calendar year, and a

Non-Resident Entity is a corporation or an unincorporated body that is organized under the laws of a jurisdiction other than the R.O.C. for profit-making purposes and does not have a fixed place of business or other permanent establishment in the R.O.C. Foreign entities that have a fixed place of business or other permanent establishment in the R.O.C. are taxed under different rules.

All payments, except the payment of the principal amount, under the Guarantees by the Guarantor to a Non-Resident holder of the Notes may be subject to a withholding tax at different rates as may be applicable under the tax treaty between the R.O.C. and the country of tax residence of the Non-Resident holder, if any, depending on the nature of such payments. In general, the interest payment on the Notes under the Guarantees by the Guarantor to a Non-Resident holder would likely constitute R.O.C.-sourced income and therefore be subject to a 20% withholding tax. However, such payments may be subject to a withholding tax at different rates under an applicable tax treaty between the R.O.C. and the country of tax residence of the Non-Resident holder. Therefore, holders of the Notes who are otherwise entitled to the benefits of a relevant income tax treaty should consult their own tax advisers concerning their eligibility for benefits under the treaty with respect to the Notes. If any deduction or withholding is required by law with respect to the amount guaranteed under the Guarantees, the Guarantor will pay additional amounts, in accordance with the terms of the Notes, as may be necessary to ensure that the holders of the Notes receive the amounts guaranteed under the Guarantees that would otherwise have been receivable in the absence of such deduction or withholding, subject to certain exceptions.

If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Payments of Interest

Interest on a Note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. In addition to interest on the Notes, which includes any foreign tax withheld from the interest payments received, you will be required to include in income any additional amounts paid in respect of any such foreign withholding tax. Interest income (including any additional amounts) on a Note will generally be considered foreign source income and, for purposes of the United States foreign tax credit, will generally be considered passive category income. You may be entitled to credit any foreign withholding tax, subject to certain limitations. For instance, if you are eligible for the benefits of an income tax treaty that provides for a reduced rate of withholding, you generally will not be entitled to a foreign tax credit for any amounts withheld in excess of the applicable treaty rate. In addition, you will generally be denied a foreign tax credit for foreign taxes imposed with respect to the Notes where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. Any non-income taxes (such as any value added tax) generally will not be eligible for a foreign tax credit, but you may be entitled to deduct any such taxes, subject to the limitations described below. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Instead of claiming a foreign tax credit, you may elect to deduct any foreign withholding taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Retirement or other Disposition of Notes

Upon the sale, exchange, retirement or other taxable disposition of a Note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the Note. Your adjusted tax basis in a Note will generally be your cost for that Note. Any gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss you recognize will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any foreign tax imposed upon a disposition of a Note unless such credit can be applied (subject to applicable limitation) against tax due on other income treated as derived from foreign sources.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisors regarding the application of this reporting requirement to your ownership of the Notes.

Backup Withholding and Information Reporting

Information reporting may apply to all payments of interest and principal on a Note and the proceeds from a sale or other disposition of a Note paid to you, unless you are an exempt recipient. Backup withholding may apply to such payments or proceeds if you fail to provide your taxpayer identification number or a certification that you are not subject to backup withholding, or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

UNDERWRITING

Subject to the terms and conditions contained in the underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Goldman Sachs & Co. LLC is acting as representative, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the Notes set forth opposite its name below:

Underwriters	Principal Amount of the Notes
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Standard Chartered Bank

Total	US$

The underwriters are offering the Notes subject to their acceptance of the Notes from us, and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters must purchase all the Notes if they purchase any of the Notes.

The underwriters reserve the right to withdraw, cancel, or modify offers to investors and to reject orders in whole or in part.

The underwriters initially propose to offer part of the Notes directly to the public at the offering prices described on the cover page of this prospectus supplement. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Standard Chartered Bank is not a broker-dealer registered with the SEC. It will not offer or sell any of the Notes in the United States in connection with this offering.

The address of Goldman Sachs & Co. LLC is 200 West Street, New York, New York 10282-2198.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid by Us
Per 20 Notes		%
Per 20 Notes		%
Per 20 Notes		%
Per 20 Notes		%
Total	US$

Expenses associated with this offering to be paid by us, other than underwriting commissions and discounts, are estimated to be US$                 million.

The underwriters have agreed to pay for certain of our expenses amounting to approximately US$                 million in connection with this offering.

The Notes will constitute a new class of securities with no established trading market. Approval in-principle has been received for the listing and quotation of the Notes on the SGX-ST. However, we cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Notes will develop and continue after this offering. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the Notes.

The underwriters (or their affiliates) may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids to the extent permitted by applicable laws and regulations. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchase of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Notes originally sold by such dealer are purchased in a stabilizing transaction or a covering transaction to cover short positions. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the Notes. Under Rule 15c6-l of the Exchange Act, trades in the secondary market generally settle in two business days, and purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing or the next succeeding business day should consult their own advisor.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advising, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including financial advisory, commercial banking, and investment banking services, for us and our affiliates in the ordinary course of business for which they received or will receive customary fees and expenses. We may enter into hedging or other derivative transactions as part of our risk management strategy with the underwriters and their affiliates, which may include transactions relating to our obligations under the Notes. Our obligations under these transactions may be secured by cash or other collateral. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments, its direct or indirect subsidiaries and consolidated affiliated entities. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes and not with a view to distribution.

Selling Restrictions

General

Each underwriter has undertaken to us that it will comply with all applicable laws and regulations in each country or jurisdiction in which it purchases, offers, sells or delivers the Notes or has in its possession or distributes this prospectus supplement or any other offering material related to the Notes.

No action has been taken or will be taken in any jurisdiction by us or the underwriters that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus supplement or any other material relating to the Notes or this offering, in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor such other material may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of such country or jurisdiction.

EEA

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom

No invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA received by the underwriters in connection with the issue or sale of the Notes may be communicated or caused to be communicated except in circumstances in which section 21(1) of the FSMA does not apply to the underwriters. All applicable provisions of the FSMA must be complied with respect to anything done or to be done by the underwriters in relation to any Notes in, from or otherwise involving the United Kingdom.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Hong Kong

Each underwriter has represented and agreed that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA;

(ii)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B of the SFA: The Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

British Virgin Islands

Each underwriter has represented, warranted and agreed that it has not and will not offer the Notes to the public or any person in the British Virgin Islands for purchase or subscription by or on behalf of the Issuer. Each underwriter has further represented, warranted and agreed that the Notes may be offered to companies incorporated under the B.V.I. Business Companies Act (“B.V.I. Companies”) but only where the offer will be made to, and received by, the relevant B.V.I. Company entirely outside of the British Virgin Islands.

This prospectus supplement has not been and will not be registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the Notes for the purposes of the Securities and Investment Business Act or the Public Issuers Code of the British Virgin Islands.

Switzerland

Each underwriter agrees that this prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described therein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Issuer or the Notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Republic of China

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission (“FSC”) and/or other regulatory authorities or agencies of the R.O.C. pursuant to relevant R.O.C. securities laws and regulations and may not be sold, issued or offered within the R.O.C. through a public offering or in circumstances which constitute an offer within the meaning of the R.O.C. Securities and Exchange Act that requires a registration or approval of the FSC and/or other regulatory authorities or agencies of the R.O.C. No person or entity in the R.O.C. has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in the R.O.C.

People’s Republic of China

Each underwriter has represented and agreed that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the P.R.C. (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by applicable laws of the P.R.C.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each underwriter has represented, warranted and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act, and in compliance with the other relevant laws and regulations of Japan.

Canada

Resale Restrictions

The distribution of the Notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that the Issuer prepares and files a prospectus with the securities regulatory authorities in each province where trades of the Notes are made. Any resale of the Notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the Notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to the Issuer and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the Notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario);

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under “Resale Restrictions”.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are and the further dealers appointed for the offering of the Notes will be relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering documents (including any amendment thereto) such as this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal adviser.

Enforcement of Legal Rights

All of the Issuer’s directors and officers as well as the experts named herein and the Issuer may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the Issuer or those persons. All or a substantial portion of the Issuer’s assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or those persons in Canada or to enforce a judgment obtained in Canadian courts against the Issuer or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the Notes should consult their own legal and tax advisers with respect to the tax consequences of an investment in the Notes in their particular circumstances and about the eligibility of the Notes for investment by the purchaser under relevant Canadian legislation.

Korea

The Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act. Accordingly, the Notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined under the Foreign Exchange Transaction Law of Korea and its Enforcement Decree), except as otherwise permitted under applicable Korean laws and regulations.

Ireland

The Notes are not being offered, directly or indirectly, to the general public in Ireland and no offers or sales of any securities under or in connection with this prospectus supplement may be effected except in conformity with the provisions of Irish law including the Irish Companies Acts 1963 to 2009, the Regulation 2017/1129/EU of the European Parliament and of the Council, the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) of Ireland and the Regulation (EU) No 596/2014 of the European Parliament and of the Council.

Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Capital Market Authority.

The Capital Market Authority does not make any representations as to the accuracy or completeness of this prospectus supplement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the Notes and the Guarantees should conduct their own due diligence on the accuracy of the information relating to the Notes and the Guarantees. If a prospective purchaser does not understand the contents of this prospectus supplement, he or she should consult an authorized financial advisor.

Bermuda

Each underwriter has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, any Notes to any person, firm or company regarded as a resident of Bermuda for exchange control purposes and will procure that any purchaser of the Notes from it will comply with such prescription.

United Arab Emirates

This prospectus supplement has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE. The offer of the Notes does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended).

The Notes may not be offered to the public in the UAE. The Notes may only be offered and issued to a limited number of investors in the UAE who qualify as sophisticated investors under the relevant laws and regulations of the UAE.

Kuwait

The Notes have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. No marketing or sale of the Notes may take place in Kuwait unless the same has been duly authorized by the Kuwaiti Ministry of Commerce and Industry pursuant of the provisions of Law 31 of 1990 and the various ministerial regulations issued thereunder.

Other Jurisdictions

The distribution of this prospectus supplement may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement (or any part hereof) comes are required by us and the underwriters to inform themselves about, and to observe, any such restrictions.

LEGAL MATTERS

We and the Issuer are being represented by Sullivan & Cromwell (Hong Kong) LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented as to United States federal securities and New York State law matters by Latham & Watkins LLP. Certain legal matters as to State of Arizona law will be passed upon for us by Fennemore Craig, P.C. Certain legal matters as to R.O.C. law will be passed upon for us by Lee and Li, Attorneys-at-Law. Sullivan & Cromwell (Hong Kong) LLP may rely upon Fennemore Craig, P.C. with respect to matters governed by State of Arizona law and upon Lee and Li, Attorneys-at-Law with respect to matters governed by R.O.C. law.

EXPERTS

The consolidated financial statements, incorporated in this prospectus supplement by reference from TSMC Limited’s Annual Report on Form 20-F for the year ended December 31, 2021, and the effectiveness of TSMC Limited’s internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Deloitte & Touche is located at 20th Floor, No. 100, Songren Rd., Xinyi District., Taipei, Taiwan.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

TSMC Limited is currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, TSMC Limited is required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or furnish to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See also “Incorporation of Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Taiwan Semiconductor Manufacturing Company Limited, CIK number 0001046179.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.

The documents listed below are incorporated by reference into this prospectus supplement:

•

TSMC Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2021, originally filed with the SEC on April 14, 2022 (File No. 001-14700), which is incorporated by reference in the accompanying prospectus;

•

any future annual reports on Form 20-F of TSMC Limited filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

•

any future reports on Form 6-K furnished by TSMC Limited to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference in the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the Notes, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

Taiwan Semiconductor Manufacturing Company Limited

No. 8, Li-Hsin Road 6

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Telephone: +886-3-5636688

PROSPECTUS

Debt Securities

TSMC Arizona Corporation

Fully and unconditionally guaranteed by

Taiwan Semiconductor Manufacturing Company Limited

TSMC Arizona Corporation may sell debt securities to the public from time to time in one or more series and in one or more offerings.

The debt securities will be issued by TSMC Arizona Corporation and will be guaranteed by Taiwan Semiconductor Manufacturing Company Limited.

We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell these debt securities to or through one or more underwriters, dealers or agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves certain risks. You should carefully consider the risks described in “Risk Factors” in this prospectus and in any prospectus supplement or any document incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2021.

i

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under the heading “Risk Factors” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, and any additional and updated risk factors disclosed in any accompanying prospectus supplement or any other document incorporated by reference in this prospectus before investing in any securities that may be offered pursuant to this prospectus. Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

You should carefully read this document and any applicable prospectus supplement and the related exhibits to the registration statement filed with the SEC. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.” In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

•	“board” and “board of directors” are to TSMC Limited’s board of directors, unless otherwise stated;

•	“director(s)” are to member(s) of the TSMC Limited board, unless otherwise stated;

•	“Exchange Act” are to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	“foreign private issuer” are to such term as defined in Rule 3b-4 under the Exchange Act;

•	“Guarantor” is to Taiwan Semiconductor Manufacturing Company Limited, unless the context otherwise requires;

•	“NT dollar” are to the legal currency of the R.O.C.;

•	“R.O.C.” and “Taiwan” are references to the Republic of China;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Securities Act” are to the United States Securities Act of 1933, as amended.

•	“Trust Indenture Act” are to the United States Trust Indenture Act of 1939, as amended;

•	“TSMC,” “Company,” “Group,” “our company,” “we,” “our” or “us” are to Taiwan Semiconductor Manufacturing Company Limited and its consolidated subsidiaries, unless the context otherwise requires;

•	“TSMC Arizona” and “Issuer” are to TSMC Arizona Corporation, a corporation incorporated under the laws of the State of Arizona;

•	“TSMC Limited” are to Taiwan Semiconductor Manufacturing Company Limited, unless the context otherwise requires;

•	“U.S.,” “U.S.A.” or “United States” are to the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

•	“US$” or “U.S. dollars” are to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we operate. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “Safe Harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “future,” “aim,” “estimate,” “intend,” “seek,” “plan,” “believe,” “potential,” “continue,” “ongoing,” “target,” “guidance,” “is/are likely to” or other similar expressions.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. Important factors that could cause those differences include, but are not limited to:

•	general local and global economic conditions;

•	the political stability of our local region;

•	outlook of the major and emerging end markets for our products, such as smartphones, high performance computing, internet of things, automotive electronics and digital consumer electronics;

•	the volatility of the semiconductor and electronics industry;

•	our ability to develop new technologies successfully and remain a technological leader;

•	the increased competition from other companies and our ability to retain and increase our market share;

•	overcapacity in the semiconductor industry;

•	our reliance on certain major customers;

•	the reliability of our information technology systems and resilience to any cyberattacks;

•	our ability to maintain control over expansion and facility modifications;

•	our ability to generate growth and profitability;

•	our ability to hire and retain qualified personnel;

•	our ability to acquire required equipment and supplies necessary to meet business needs;

•	our ability to protect our technologies, intellectual property rights and third-party licenses;

•	disruptive events, such as earthquakes or droughts;

•	the COVID-19 pandemic;

•	power and other utility shortages;

•	construction issues as we expand our capacity; and

•	fluctuations in foreign currency rates, in particular, any material appreciation of the NT dollar against the U.S. dollar, and our ability to manage such risks.

Forward-looking statements include, but are not limited to, statements regarding our strategy and future plans, future business condition and financial results, our capital expenditure plans, our capacity management plans, expectations as to the commercial production using 3-nanometer and more advanced technologies, technological upgrades, investment in research and development, future market demand, future regulatory or other developments in our industry, business expansion plans or new investments as well as business acquisitions and financing plans. If any one or more of the assumptions underlying the industry or market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made herein and are based on current expectations, assumptions, estimates and projections. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY

Company Overview

We believe we are currently the world’s largest dedicated foundry in the semiconductor industry. As a foundry, we manufacture semiconductors using our manufacturing processes for our customers based on proprietary integrated circuit designs provided by them. We offer a comprehensive range of wafer fabrication processes, including processes to manufacture complementary metal oxide silicon (“CMOS”) logic, mixed-signal, radio frequency, embedded memory, bipolar complementary metal oxide silicon (which uses CMOS transistors in conjunction with bipolar junction transistor) mixed-signal and other semiconductors. We produced 24 percent of the world semiconductor excluding memory output value in 2020, as compared to 21 percent in the previous year. We also offer design, mask making, TSMC 3DFabricTM advanced 3D chip stacking and packaging, and testing services.

We count among our customers many of the world’s leading semiconductor companies, ranging from fabless semiconductor companies, system companies to integrated device manufacturers, including, but not limited to, Advanced Micro Devices, Inc., Broadcom Limited, Intel Corporation, MediaTek Inc., NVIDIA Corporation, NXP Semiconductors N.V., OmniVision Technology Inc., Qualcomm Inc., STMicroelectronics N.V., and Xilinx Inc.

Corporate Information

We were founded in 1987 as a joint venture among the R.O.C. government and other private investors and were incorporated in the R.O.C. as a company limited by shares on February 21, 1987. TSMC Limited’s common shares have been listed on the Taiwan Stock Exchange since September 5, 1994, and the American Depositary Shares (“ADS”) of TSMC Limited have been listed on the New York Stock Exchange under the symbol “TSM” since October 8, 1997.

Our principal executive office is located at No. 8, Li-Hsin Road 6, Hsinchu Science Park, Hsinchu, Taiwan, Republic of China. Our telephone number at that address is (886-3) 563-6688. Our website is www.tsmc.com. Information contained on our website is not incorporated herein by reference and does not constitute part of this prospectus.

The Issuer

TSMC Arizona Corporation, a corporation incorporated under the laws of the State of Arizona, U.S.A. in November 2020, or the Issuer, is a wholly-owned subsidiary of TSMC Limited. TSMC Arizona is expected to be primarily engaged in the manufacture and sale of integrated circuits. TSMC Arizona plans to spend approximately US$12 billion from 2021 to 2029 to build and operate an advanced semiconductor manufacturing facility, Fab 21, in the City of Phoenix area. Construction of the fab commenced in April 2021 and equipment is expected to be moved into the fab during the second half of 2022. TSMC Arizona targets to commence commercial production in 2024.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE DEBT SECURITIES AND THE GUARANTEES

The following is a summary of certain general terms and provisions of the debt securities, the guarantees and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•

whether the debt securities are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of US$200,000 and multiples of US$1,000 in excess thereof;

•	the form of the debt securities and the guarantees;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depository for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation, reimbursement and indemnification of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

We may sell the debt securities at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, the purchase price for, the principal of and any premium and any interest on such debt securities will be payable in U.S. dollars. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities of a series unless such additional debt securities are fungible with the outstanding debt securities of such series for U.S. federal income tax purposes. Taiwan Semiconductor Manufacturing Company Limited acts as the guarantor of the debt securities issued under the indenture. The guarantees are described under “Guarantees” below.

Form, Exchange and Transfer

The debt securities will be issued in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

The Guarantees

The Guarantor will fully, unconditionally and irrevocably guarantee to each holder of the debt securities, the full and prompt payment of the principal of, and premium (if any) and interest on, such debt securities (including any Additional Amounts (as defined below) payable in respect thereof) when and as the same shall become due and payable as provided in such debt securities.

Payment and Paying Agents

If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, Additional Amounts (as defined below) and any other money due on global registered debt securities pursuant to the applicable procedures of the depository or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called “paying agents.” We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Tax Redemption

Each series of debt securities may be redeemed at any time, at the option of the Issuer, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption (for the avoidance of doubt, along with Additional Amounts, if any, then due and which will become due on the date fixed for redemption), if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the applicable Successor Jurisdiction), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to the applicable provisions of the indenture) (a “Tax Change”), the

Issuer or the Guarantor or any such successor Person is, or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of such debt securities or the next payment under the relevant guarantee, as applicable, and (ii) such obligation cannot be avoided by the Issuer or the Guarantor or such successor Person, as applicable, taking reasonable measures available to it.

Prior to the giving of any notice of redemption of a series of debt securities pursuant to the foregoing, the Issuer or the Guarantor or any such successor Person to the Issuer or the Guarantor, as applicable, shall deliver to the Trustee (i) a notice of such redemption election, (ii) an opinion of an Independent Legal Counsel or an opinion of an Independent Tax Consultant to the effect that the Issuer or the Guarantor or any such successor Person is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an Officers’ Certificate of the Issuer or the Guarantor or such successor Person, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer or the Guarantor or the relevant successor Person, as applicable, taking reasonable measures available to it.

Notice of redemption of a series of debt securities as provided above shall be given to the holders not less than 10 nor more than 60 days prior to the date fixed for redemption. Notice having been given, the relevant debt securities shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in the relevant debt securities. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, such debt securities shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Optional Redemption

The Issuer may, at any time upon giving not less than 10 nor more than 60 days’ notice to holders of a series of debt securities, redeem such series of debt securities, in whole or in part; provided that the principal amount of any debt securities remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof. The redemption price for any debt securities to be redeemed prior to the Applicable Par Call Date will be equal to the greater of (i) 100% of the aggregate principal amount of the debt securities to be redeemed and (ii) the sum, as determined by the Independent Investment Banker.

If only some of the debt securities of any series are to be redeemed, the debt securities of such series to be redeemed will be selected, while such debt securities are in global form, by the applicable clearing system and/or stock exchange requirements, or while such debt securities are in certificated form, by the Trustee on a pro rata basis, by lot or by such method as the Trustee in its sole discretion deems fair and appropriate, unless otherwise required by law.

Any notice of redemption of debt securities as described in this “—Optional Redemption” section shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as described in clause (ii) of the first paragraph under “—Optional Redemption” above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two New York Business Days prior to the redemption date.

Any notice of redemption of debt securities as described in this “—Optional Redemption” section may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, the completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Issuer or another entity). If such redemption is so subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the New York Business Day immediately preceding the relevant redemption date. The Issuer shall notify holders and the Trustee of any such rescission as soon as reasonably practicable after it determines that such conditions precedent will not be able to be satisfied or the Issuer shall not be able or willing to waive such conditions precedent. Once the notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price as described in this “—Optional Redemption” section.

Payment of Additional Amounts

All payments of principal, premium and interest made by the Issuer in respect of the debt securities of any series or the Guarantor in respect of any guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature (including penalties, interest and any other additions thereto) (“Taxes”) imposed or levied by or on behalf of the R.O.C., the U.S., or any political subdivision thereof or any authority therein having power to tax (a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law or by regulation. If the Issuer or the Guarantor (or their paying agents) is required to make such withholding or deduction, the Issuer or the Guarantor, as applicable, will withhold such Taxes and pay them to the relevant government authority, and the Issuer or the Guarantor, as applicable, will pay such additional amounts in respect of Taxes as will result (i) with respect to the Issuer, in the receipt by the holders or beneficial owners of the applicable series of debt securities of such amounts as would have been received by such holders or beneficial owners had no such withholding or deduction of such Taxes been required or (ii) with respect to the Guarantor, in the receipt by the holders or beneficial owners of the applicable series of debt securities of such amounts as would have been received by such holders or beneficial owners in respect of payments under any related guarantee had no such withholding or deduction of such Taxes been required (such additional amounts payable by the Issuer or the Guarantor, the “Additional Amounts”), except that no such Additional Amounts shall be payable:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of an applicable debt security and any Relevant Jurisdiction other than merely holding such debt securities or receiving principal or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having currently or having had a permanent establishment therein);

(ii)

to the extent that any Taxes with respect to an applicable debt security would not have been so imposed or levied but for the fact that, where presentation is required in order to receive payment, the applicable debt securities or guarantees were presented more than 30 days after the date on which such payment became due and payable or the date on which payment thereof provided for and notice thereof given to the holders of the applicable debt securities, whichever is later, except to the extent that the holder or beneficiary thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period;

(iii)

in respect of any failure of the holder or beneficial owner of a debt security or a guarantee to comply with a timely request of the Issuer or the Guarantor, as applicable, addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws, statutes, treaties, regulations or administrative practices of any Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder or beneficial owner;

(iv)	in respect of any Taxes imposed as a result of any applicable debt securities or guarantee being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless any such debt securities or such guarantee, as applicable, could not have been presented for payment elsewhere;

(v)	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(vi)

to any holder of an applicable debt security or beneficiary of a guarantee that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a debt security being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(viii)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a debt security being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the Internal Revenue Code of 1986 (the “Code”), or any successor provision, of the Issuer;

(ix)

in respect of any Taxes imposed as a result of the holder or beneficial owner of a debt security being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

(x)

in respect of any Taxes imposed by reason of the failure of the holder or beneficial owner of a debt security, including any intermediary that holds a debt security, to fulfill the statement requirements of section 871(h) or section 881(c) of the Code or any successor provision;

(xi)	in respect of any Taxes imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any successor provisions);

(xii)	in respect of any Taxes that are payable otherwise than by deduction or withholding from payments on or in respect of any debt securities or guarantees; or

(xiii)	in the case of any combination of the above listed items.

In addition, any amounts to be paid on the applicable debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

In the event that any withholding or deduction for or on account of any Taxes is required in respect of any payment of principal of or interest on the applicable debt securities of any series or any payment under the applicable guarantee, at least five New York Business Days prior to the date of such payment, the Issuer or the Guarantor, as applicable, will furnish to the Trustee and the paying agent, if other than the Trustee, an Officers’ Certificate specifying the amount required to be withheld or deducted on such payment, certifying that the Issuer or the Guarantor, as applicable, shall pay such amounts required to be withheld to the appropriate governmental authority and certifying the fact that the Additional Amounts will be payable and the amounts so payable to each holder (unless such Additional Amounts are not required to be paid pursuant to the exceptions described above), and that the Issuer or the Guarantor, as applicable, will pay to the Trustee or such paying agent the Additional Amounts required to be paid; provided that no such Officers’ Certificate will be required prior to any date of payment of principal of or interest on any such debt securities or any such guarantees, as applicable, if there has been no change with respect to the matters set forth in a prior Officers’ Certificate. The Trustee and each paying agent may rely on the fact that any Officers’ Certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. The Issuer and the Guarantor covenant to indemnify the Trustee and any paying agent for and to hold them harmless against any loss, liability or expense reasonably incurred without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such Officers’ Certificate furnished pursuant to this paragraph or on the fact that any Officers’ Certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of amounts based upon the principal amount of any applicable debt securities or of principal, premium or interest in respect of any applicable debt securities, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Issuer or the Guarantor is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the applicable Relevant Jurisdiction.

The Issuer’s and the Guarantor’s respective obligations to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Consolidation, Merger and Sale of Assets

Prior to the satisfaction and discharge of the indenture, the Guarantor and the Issuer may not consolidate with or merge into any other Person in a transaction or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless either:

(i)	in the case of a consolidation or merger, the Guarantor or the Issuer is the continuing and surviving Person and no Default or Event of Default shall have occurred and be continuing; or

(ii) (a)

the Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to whom the Issuer or the Guarantor has conveyed, transferred or leased all or substantially all of its properties and assets expressly assumes by an indenture supplemental to the indenture all the obligations of the Issuer or the Guarantor, as applicable, under the indenture and the applicable debt securities and guarantee, including the obligation to pay Additional Amounts, with any jurisdiction in which the Person is organized or resident for tax purposes also being considered a “Relevant Jurisdiction” for purposes of the Additional Amounts provision;

(b)	immediately before and after giving effect to the transaction, no Default or Event of Default under the applicable debt securities shall have occurred and be continuing; and

(c)

the Issuer or the Guarantor, as applicable, has delivered to the Trustee an Officers’ Certificate and an opinion of Independent Legal Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

An assumption of the Issuer’s obligations under any applicable debt securities by any Person might be deemed for U.S. federal income tax purposes to be an exchange of such debt securities for new debt securities by the beneficial owners thereof, resulting in the recognition of gain or loss for such purposes and possibly certain other adverse tax consequences. Investors should consult their own tax advisors regarding the tax consequences of such an assumption.

Open Market Purchases

The Issuer or the Guarantor or any of the Guarantor’s Subsidiaries may, in accordance with all applicable laws and regulations, at any time purchase the debt securities in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of the Issuer or the Guarantor or any of the Guarantor’s Subsidiaries, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The indenture will contain provisions permitting the Issuer, the Guarantor and the Trustee, without the consent of the holders of a series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the relevant series of debt securities then outstanding under the indenture, to add, change, eliminate or modify in any way the provisions of the indenture or any supplemental indentures or to change or modify in any manner the rights of the holders of debt securities of such series. The Issuer, the Guarantor and the Trustee may not, however, without the consent of each holder of the debt securities of the series affected thereby:

(i)	change the Stated Maturity of such series of debt securities;

(ii)	reduce the principal amount of, payments of interest on or stated time for payment of interest on any debt securities of such series;

(iii)	change any obligation of the Issuer or the Guarantor to pay Additional Amounts with respect to such series of debt securities or the related guarantee, respectively;

(iv)	change any obligation of the Guarantor to make payments under the guarantee with respect to such series of debt securities;

(v)	change the currency of payment of the principal of or interest on such series of debt securities;

(vi)

impair the right to receive payment of the principal of or interest on (including Additional Amounts) such series of debt securities on the stated maturity date for such payment expressed in such series of debt securities or to institute suit for the enforcement of such payment;

(vii)	reduce the above stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture;

(viii)

reduce the percentage of the aggregate principal amount of outstanding debt securities of such series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain Defaults;

(ix)	modify the provisions of the indenture with respect to modification and waiver; or

(x)

reduce the amount of the premium payable upon the redemption or repurchase of any debt securities of such series or change the time at which any debt securities of such series may be redeemed or repurchased as described above under “—Optional Redemption” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

The holders of not less than a majority in principal amount of a series of debt securities may on behalf of all holders of that series of debt securities waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, or interest on (or Additional Amounts payable in respect of), the relevant debt securities then outstanding or the payment of any amounts due under the relevant guarantee, in which event the consent of all holders of that series of debt securities is required; or (ii) in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder of that series of debt securities then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the relevant series of debt securities, whether or not they have given consent to such waivers, and on all future holders of such series of debt securities, whether or not notation of such waivers is made upon the relevant debt securities. Any instrument given by or on behalf of any holder of any debt securities in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of any such debt securities.

Notwithstanding the foregoing, without the consent of any holder, the Issuer, the Guarantor and the Trustee may amend the indenture, the debt securities of each series and the guarantees to, among other things:

(i)	cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially and adversely affect the rights of holders of the relevant series of debt securities;

(ii)

provide for the assumption by a successor Person of the obligations of the Issuer or the guarantee under the indenture and a series of debt securities in accordance with “—Consolidation, Merger and Sale of Assets”;

(iii)

provide for or facilitate the issuance of uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code;

(iv)	comply with the rules of any applicable depositary;

(v)	make any change that does not adversely affect the legal rights under the indenture of any holder in any material respect;

(vi)

evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;

(vii)

conform the text of the indenture, the debt securities or the guarantees to any provision of this “Description of the Debt Securities and the Guarantees” in the applicable prospectus supplement in relation to the debt securities;

(viii)

make any amendment to the provisions of the indenture relating to the transfer and legending of the debt securities or the guarantees as permitted by the indenture, including, but not limited to, amendments made to facilitate the issuance and administration of the debt securities or the guarantees or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in the debt securities or the guarantees being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities and the guarantees as described in the applicable prospectus supplement;

(ix)	to provide for the issuance of additional debt securities of each series in accordance with the limitations set forth in the indenture;

(x)	to evidence the succession of another Person to the Issuer or the Guarantor, and the assumption by any such successor of the covenants of the Issuer or the Guarantor, respectively;

(xi)	to establish the form or terms of a new series of debt securities;

(xii)	to reduce or otherwise limit the aggregate principal amount of debt securities that may be authenticated and delivered under the indenture;

(xiii)

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action shall not adversely affect the interests of the holders of any debt securities then outstanding;

(xiv)

to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall adversely affect the interests of the holders of any debt securities then outstanding; and

(xv)	to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, the Issuer is required to give to the holders of the affected debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all such holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Events of Default

For each series of debt securities, each of the following shall constitute an Event of Default under the indenture for such series of debt securities:

(i)

failure to pay principal or premium in respect of any debt securities of such series by the due date for such payment, but in the case of technical or administrative difficulties, only if the default continues for a period of two days;

(ii)	failure to pay interest on any debt securities of such series within 30 days after the due date for such payment;

(iii)	the Issuer or the Guarantor defaults in the performance of or breaches its obligations under the “—Consolidation, Merger and Sale of Assets” covenant;

(iv)

the Issuer or the Guarantor defaults in the performance of or breaches any covenant or agreement in the indenture or under such series of debt securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 90 consecutive days after written notice to the Issuer and the Guarantor, as applicable, by the Trustee or the holders of 25% or more in aggregate principal amount of such series of debt securities then outstanding;

(v)

the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (b) a decree or order adjudging the Issuer or the Guarantor bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer or the Guarantor under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Guarantor or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(vi)

the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Issuer or the Guarantor under any applicable bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Guarantor or of any substantial part of their respective property pursuant to any such law, or the making by the Issuer or the Guarantor of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor that resolves to commence any such action; and

(vii)

the relevant series of debt securities, the relevant guarantee or the indenture is or becomes or is claimed to be unenforceable, invalid, ceases to be in full force and effect by the Issuer or the Guarantor, as applicable, or is deemed to contravene, breach or violate the laws of any relevant jurisdiction.

However, a default under subparagraph (iv) above will not constitute an Event of Default until the Trustee or the holders of 25% in aggregate principal amount of the then outstanding debt securities of the relevant series notify the Issuer and the Guarantor of the default and the Issuer or the Guarantor, as applicable, does not cure such default within the time specified in subparagraph (iv) above after receipt of such notice.

If an Event of Default (other than an Event of Default described in subparagraphs (v) and (vi) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the relevant series of debt securities then outstanding by written notice to the Issuer and the Guarantor (and to the Trustee if such notice is given by the holders) as provided in the indenture may, or the Trustee acting on the directions of the holders of at least 25% in aggregate principal amount of the relevant series of debt securities then outstanding (subject to receipt of indemnity and/or security satisfactory to the Trustee) shall, declare the unpaid principal amount of the debt securities of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default in subparagraphs (v) or (vi) above shall occur, the unpaid principal amount of all the debt securities of such series then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the Trustee or any holder of such debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of at least a majority in aggregate principal amount of the affected debt securities then outstanding may, under certain circumstances, waive all past Defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default in respect of such series of debt securities, other than the non-payment of principal, premium, if any, or interest on such debt securities that became due solely because of the acceleration of such debt securities, have been cured or waived. For information as to waiver of Defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default of a series of debt securities shall occur and be continuing, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the written request, order or direction of any of the holders of such debt securities, unless such number of holders shall have instructed in writing and offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring security and/or indemnification of the Trustee, the holders of a majority in aggregate principal amount of such debt securities then outstanding will have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. No holder of any debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, the debt securities or the guarantee, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding have made written request to the Trustee to institute such proceeding, (iii) such holder or holders have instructed in writing and offered indemnity and/or security satisfactory to the Trustee and (iv) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of such series of debt securities then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of or interest on any such debt securities on or after the applicable due date specified in any such debt securities. The Trustee shall not be required to expend its funds in following such direction if it does not reasonably believe that reimbursement or indemnity and/or security is assured to it.

If the Trustee collects any money pursuant to the indenture, it shall pay out the money in the following order:

First, to the Trustee and the Agents to the extent necessary to reimburse the Trustee and the Agents for any expenses incurred in connection with the collection or distribution of such amounts held or realized and any fees and expenses (including indemnity payments) incurred in connection with carrying out its functions under the indenture (including reasonable legal fees);

Second, to the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the debt securities of the relevant series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the debt securities of such series for principal and premium, if any, and interest, respectively; and

Third, any surplus remaining after such payments will be paid to the Issuer or to whomever may be lawfully entitled thereto.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect when:

(i)	either:

(a)

all of the applicable debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)

all of the debt securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders of the debt securities, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge all amounts outstanding on the debt securities not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(ii)

no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities on the date of the deposit referred to in clause (i)(a) or (i)(b) above (other than a Default or Event of Default resulting from or related to the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which it is bound;

(iii)	the Issuer has paid or caused to be paid all sums payable by it under the indenture with respect to the debt securities; and

(iv)

the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of Independent Legal Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

The indenture will provide that the Issuer may, at its option and at any time, elect to have all of its (and the Guarantor’s) obligations discharged with respect to the outstanding debt securities of a series and the related guarantees (“Legal Defeasance”) except for:

(i)

the rights of holders of the debt securities of the relevant series that are then outstanding to receive payments in respect of the principal of, or interest or premium on the debt securities of the relevant series when such payments are due from the trust referred to below;

(ii)

the Issuer’s obligations with respect to the debt securities of the relevant series concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)	the rights, powers, trusts, duties, indemnities and immunities of the Trustee for the relevant series of debt securities, and the Issuer’s obligations in connection therewith; and

(iv)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the relevant series of debt securities.

The indenture will provide that the Issuer may, at its option and at any time, elect to have its (and the Guarantor’s) obligations with respect to the outstanding debt securities of the relevant series and the related guarantee released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default in respect of such series of debt securities.

The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(i)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of all the debt securities subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on such debt securities as are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(ii)

in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of Independent Legal Counsel will confirm that, the holders of the then outstanding debt securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)

in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding debt securities of the affected series will not recognize income, gain or loss for

U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)

no Default or Event of Default with respect to the debt securities of the affected series must have occurred and be continuing on the date of the deposit referred to in clause (i) above (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(v)

the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit referred to in clause (i) above was not made by it with the intent of preferring the holders of debt securities of the affected series over the Issuer’s other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

(vi)

the Issuer must deliver to the Trustee an Officers’ Certificate and an opinion of Independent Legal Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

Pursuant to the indenture, Citibank, N.A. will be designated as the initial trustee and the Trustee, will be designated by the Issuer as the initial paying and transfer agent and registrar for the applicable debt securities. The corporate trust office of the Trustee is currently located at 388 Greenwich Street, New York, NY 10013.

The indenture will provide that the Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in such indenture, and no implied covenant or obligation shall be read into the indenture against the Trustee. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Furthermore, each Holder, by accepting the debt securities will agree, for the benefit of the Trustee, that it is solely responsible for its own independent appraisal of, and investigation into, all risks arising under or in connection with the debt securities and has not relied on and will not at any time rely on the Trustee in respect of such risks.

For so long as the debt securities will be listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) and the rules of the SGX-ST so require, the Issuer shall appoint and maintain a paying agent in Singapore, where the applicable debt securities may be presented or surrendered for payment or redemption, in the event that a debt security in global form is exchanged for debt securities in definitive form. In addition, in the event that a debt security in global form is exchanged for debt securities in definitive form, an announcement of such exchange shall be made by or on behalf of the Issuer through the SGX-ST and such announcement will include all material information with respect to the delivery of the debt securities in definitive form, including details of the paying agent in Singapore.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer or the Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantor under the debt securities, the indenture or the guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Currency Indemnity

To the fullest extent permitted by law, the obligations of the Issuer or the Guarantor to any holder of the debt securities under the indenture or the debt securities or the guarantees, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the Trustee, as the case may be, of any amount in the Judgment Currency, the Agreement Currency may in accordance with normal banking procedures be purchased with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the Trustee, as the case may be, in the Agreement Currency, the Issuer and the Guarantor agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the Trustee, as the case may be, agrees to pay to or for the account of the Issuer or the Guarantor such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by the Issuer or the Guarantor in its obligations under the indenture or the relevant series of debt securities or the related guarantee has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Governing Law and Consent to Jurisdiction

The debt securities, the guarantees and the indenture will be governed by and construed in accordance with the laws of the State of New York. The Issuer and the Guarantor have agreed that any action arising out of or based upon the indenture, the debt securities or the guarantees may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. Prior to the delivery of the debt securities, the Issuer and the Guarantor shall irrevocably appoint TSMC North America as their agent upon which process may be served in any such action.

Each of the Issuer and the Guarantor has agreed that, to the extent that it is or becomes entitled to any sovereign or other immunity, it will waive such immunity in respect of its obligations under the indenture.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Authorized Officer” means a director, the chairman of the board, the chief executive officer, the chief financial officer or treasurer of the Issuer or any other person duly authorized by the board of directors of the Issuer to act in respect of matters under the indenture for the debt securities.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York and Hong Kong are authorized or obligated by law, regulation or executive order to remain closed.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“holder” in relation to a debt securities, means the Person in whose name a debt securities is registered in the Register.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer from time to time to act in such capacity.

“Independent Legal Counsel” means an independent legal firm of internationally recognized standing that is reasonably acceptable to the Trustee.

“Independent Tax Consultant” means an independent accounting firm or consultant of internationally recognized standing that is reasonably acceptable to the Trustee, provided that the Trustee shall have no liability for the selection or approval of such agent.

“New York Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York are authorized or obligated by law, regulation or executive order to remain closed.

“Officer” means a director or the chairman of the board, the chief executive officer, the vice chairman, the chief financial officer, any vice president (whether or not designated by a number or numbers or word or words added before or after the title “vice president”), the treasurer or the secretary of the Guarantor or any other officer duly authorized by the board of directors of the Guarantor to act in respect of matters under the indenture for the debt securities or, in the case of the Issuer, any Authorized Officer, or in the case of any successor Person to the Issuer or the Guarantor, a director of such successor Person.

“Officers’ Certificate” means a certificate signed by two Officers of each of the Issuer or the Guarantor or any successor Person to the Issuer or the Guarantor, as applicable, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer or Guarantor.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Reference Treasury Dealer” means (1) Goldman Sachs & Co. LLC and its successors; provided, however, that if Goldman Sachs & Co. LLC and its successors cease to be a Primary Treasury Dealer, the Issuer will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Issuer.

“R.O.C.” means the Republic of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Trustee” means Citibank, N.A., in its capacity as trustee under the indenture for the debt securities.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and the applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depository. The obligations of the Issuer and the Guarantor, as well as the obligations of the trustee, any registrar, any depository and any third parties employed by the Issuer, the Guarantor or the other entities listed above, run only to persons who are registered as holders of debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once the Issuer or the Guarantor make payment to the registered holder, the Issuer and/or the Guarantor have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts at banks or brokers is called holding in “street name.” If you hold debt securities in street name, the Issuer and the Guarantor will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise any rights or options that may exist under the debt securities on your behalf;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If the debt securities are in the form of global securities, the ultimate beneficial owners can only be indirect holders. The Issuer and the Guarantor do this by requiring that the global security be registered in the name of a financial institution they select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. The Issuer and the Guarantor will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if debt securities are issued only in the form of global securities:

•	you cannot have the debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•

you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•

the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. The Issuer, the Guarantor, the trustee and the Agents have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The Issuer, the Guarantor, the trustee and the Agents also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name if you wish to become a direct holder.

Unless specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing debt securities are:

•

the depositary has notified the Issuer that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Exchange Act, at a time when such depositary is required to be so registered in order to act as depositary, and in each case the Issuer does not or cannot appoint a successor depositary within 90 days; or

•	upon request by holders, in case that an event of default with respect to the debt securities of the applicable series has occurred and is continuing.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any Agent) is responsible for deciding the names of the institutions that will be the initial direct holders.

ENFORCEABILITY OF CIVIL LIABILITIES

The Guarantor is a corporation with limited liability organized under the laws of the R.O.C. Most of the Guarantor’s directors and officers reside in the R.O.C., and a significant portion of the assets of the directors and officers and a significant portion of the assets of the Guarantor are located in the R.O.C. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against the Guarantor in U.S. courts judgments predicated upon the civil liability provisions of U.S. federal securities laws or the securities laws of any state within the United States (“blue sky” laws). There is doubt as to the enforceability in the R.O.C., either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws. Any final judgment obtained against the Guarantor in any court other than the courts of the R.O.C. in respect of any legal suit or proceeding arising out of or relating to the debt securities or the guarantees will be enforced by the courts of the R.O.C. without further review of the merits only if the courts of the R.O.C. where enforcement is sought is satisfied that:

•	the court rendering the judgment had jurisdiction over the subject matter according to the laws of the R.O.C.;

•	the judgment and the court proceedings resulting in such judgment are not contrary to the public order or good morals of the R.O.C.;

•

if the judgment was a default judgment rendered against the Guarantor or such persons, (i) the Guarantor or such persons were duly served within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on the Guarantor or such persons with judicial assistance of the R.O.C.; and

•	judgments of the courts of the R.O.C. are recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.

A party seeking to enforce a foreign judgment in the R.O.C. would, except under limited circumstances, be required to obtain a foreign exchange approval from the Central Bank of the Republic of China (Taiwan), for the remittance out of the R.O.C. of any amounts recovered in respect of such judgment denominated in a currency other than the NT dollar.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS

We and the Issuer are being represented by Sullivan & Cromwell (Hong Kong) LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters as to R.O.C. law will be passed upon for us by Lee and Li, Attorneys-at-Law. Certain legal matters as to Arizona State law will be passed upon for us by Fennemore Craig, P.C. Sullivan & Cromwell (Hong Kong) LLP may rely upon Lee and Li, Attorneys-at-Law with respect to matters governed by R.O.C. law and Fennemore Craig, P.C. with respect to matters governed by Arizona State law.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from TSMC Limited’s Annual Report on Form 20-F for the year ended December 31, 2020, and the effectiveness of internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim consolidated financial information for the six months ended June 30, 2021 and 2020 which is incorporated herein by reference, Deloitte & Touche, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in TSMC Limited’s current report on Form 6-K originally furnished to the SEC on October 18, 2021, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because that report is not “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

Deloitte & Touche is located at 20th Floor, No. 100, Songren Rd., Xinyi District., Taipei, Taiwan.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

TSMC Limited is currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, TSMC Limited is required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. Information that we file with or furnish to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. All of the documents incorporated by reference are available at www.sec.gov under Taiwan Semiconductor Manufacturing Company Limited, CIK number 0001046179.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.

We incorporate by reference the documents listed below:

•	TSMC Limited’s annual report on Form 20-F for the year ended December 31, 2020, originally filed with the SEC on April 16, 2021 (File No. 001-14700);

•

TSMC Limited’s current report on Form 6-K originally furnished to the SEC on October 18, 2021, including Exhibit 99.1 titled “Operating and Financial Review and Prospects for the Six Months Ended June 30, 2021” and Exhibit 99.2 titled “Unaudited Condensed Consolidated Financial Statements for the Six Months Ended June 30, 2021”;

•

any future annual reports on Form 20-F filed by TSMC Limited with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•	any future reports on Form 6-K that TSMC Limited furnishes to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference in this prospectus, upon written or oral request, to any person, including any beneficial owner of the debt securities, to whom a copy of this prospectus is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

Taiwan Semiconductor Manufacturing Company Limited

No. 8, Li-Hsin Road 6

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Telephone: +886-3-5636688